PUTNAM DIVIDEND INCOME FUND
                              BYLAWS
                        TABLE OF CONTENTS

ARTICLE 1

  Agreement and Declaration of Trust and Principal Office.......1
     1.1  Agreement and Declaration of Trust . . . . . . . . . .1
     1.2  Principal Office of the Trust. . . . . . . . . .  . . 1

ARTICLE 2

   Meetings of Trustees. . . . . . . . . . . . . . . . .  . . . 1
     2.1  Regular Meetings. . . . . . . . . . . . . . . . . . . 1
     2.2  Special Meetings. . . . . . . . . . . . . . . . . . . 1
     2.3  Notice of Special Meetings. . . . . . . . . . . .  . .1
     2.4  Quorum. . . . . . . . . . . . . . . . . . . . . .  . .2
     2.5  Notice of Certain Actions by Consent. . . . . . .  . .2

ARTICLE 3

   Officers. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.1  Enumeration; Qualification. . . . . . . . . . . . . . 2
     3.2  Election. . . . . . . . . . . . . . . . . . . . . . . 2
     3.3  Tenure. . . . . . . . . . . . . . . . . . . . . . . . 2
     3.4  Powers. . . . . . . . . . . . . . . . . . . . . . . . 2
     3.5  Chairman; President . . . . . . . . . . . . . . . . . 2
     3.6  Treasurer . . . . . . . . . . . . . . . . . . . . . . 3
     3.7  Clerk . . . . . . . . . . . . . . . . . . . . . . . . 3
     3.8  Resignations and Removals . . . . . . . . . . . . . . 3

ARTICLE 4

   Committees. . . . . . . . . . . . . . . . . . . . . . . . . .3
     4.1  Quorum; Voting. . . . . . . . . . . . . . . . . . . . 3

ARTICLE 5

   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     5.1  General . . . . . . . . . . . . . . . . . . . . .  . .4

ARTICLE 6

   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .4
     6.1  General . . . . . . . . . . . . . . . . . . . . .  . .4

ARTICLE 7

   Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     7.1  General . . . . . . . . . . . . . . . . . . . . .  . .4

ARTICLE 8

   Execution of Papers . . . . . . . . . . . . . . . . . . . . .4
     8.1  General . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 9

   Issuance of Shares and Share Certificates . . . . . . . . . .4
     9.1  Sale of Shares. . . . . . . . . . . . . . . . . . . . 4
     9.2  Share Certificates. . . . . . . . . . . . . . . .  . .5
     9.3  Loss of Certificates. . . . . . . . . . . . . . . . . 5
     9.4  Issuance of New Certificate to Pledgee. . . . . . . . 5
     9.5  Discontinuance of Issuance of Certificates. . . . . . 5

ARTICLE 10

   Provisions Relating to the Conduct of the Trust's Business. .6
     10.1 Certain Definitions . . . . . . . . . . . . . . . . . 6
     10.2 Limitations on Dealings with Officers or Trustees. . .6
     10.3 Securities and Cash of the Trust to be held by Custodian Subject to Certain Terms and Conditions . .6
     10.4 Reports to Shareholders . . . . . . . . . . . . . . . 7
     10.5 Valuation of Assets . . . . . . . . . . . . . . . . . 7

ARTICLE 11

   Shareholders. . . . . . . . . . . . . . . . . . . . . . . . .8
     11.1 Annual Meeting. . . . . . . . . . . . . . . . . . . . 8
     11.2 Record Dates. . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 12

   Terms of Preferred Shares . . . . . . . . . . . . . . . . . .8
     12.1 Designation . . . . . . . . . . . . . . . . . . . . . 8
     12.2 Definitions . . . . . . . . . . . . . . . . . . . . . 8
           (a)  "'AA' Composite Commercial Paper Rate".  . . . .9
           (b)  " Accountants' Certificate". . . . . . . . . . .9
           (c)  " Additional Dividend" . . . . . . . . . . . . .9
           (d)  " Additional Dividend Payment Date". . . . . . .9
           (e)  " Additional Dividend Right" . . . . . . . . . .9
           (f)  " Applicable Rate" . . . . . . . . . . . . . . 10
           (g)  " Auction" . . . . . . . . . . . . . . . . . . 10
           (h)  " Auction Agent" . . . . . . . . . . . . . . . 10
           (i)  " Auction Date". . . . . . . . . . . . . . . . 10
           (j)  " Auction Procedures". . . . . . . . . . . . . 10
           (k)  " Business Day". . . . . . . . . . . . . . . . 10
           (l)  " Certificate of Eligible Asset Coverage" . . .10
           (m)  " Certificate of 1940 Act Asset Coverage" . . .10
           (n)  " Code". . . . . . . . . . . . . . . . . . . . 10
           (o)  " Commercial Paper Dealers". . . . . . . . . . 10
           (p)  " Common Shares" . . . . . . . . . . . . . . . 10
           (q)  " Common Shares Paying Agent". . . . . . . . . 10
           (r)  " Confirmation Date" . . . . . . . . . . . . . 10
           (s)  " Coverage Value". . . . . . . . . . . . . . . 11
           (t)  " Date of Original Issue". . . . . . . . . . . 11
           (u)  " Discount Factor" . . . . . . . . . . . . . . 11
           (v)  " Dividend Payment Date" . . . . . . . . . . . 15
           (w)  " Dividend Period" . . . . . . . . . . . . . . 15
           (x)  " Dividends Received Deduction". . . . . . . . 15
           (y)  " Eligible Asset Coverage is met". . . . . . . 15
           (z)  " Eligible Asset Coverage Amount". . . . . . . 15
           (aa) " Eligible Asset Cure Date". . . . . . . . . . 16
           (bb) " Eligible Asset Evaluation Date". . . . . . . 16
           (cc) " Eligible Assets" . . . . . . . . . . . . . . 16
           (dd) " Federal Corporate Income Tax Rate" . . . . . 16
           (ee) " Gross-Up Tax Rate" . . . . . . . . . . . . . 16
           (ff) " Holder". . . . . . . . . . . . . . . . . . . 16
           (gg) " Independent Accountants" . . . . . . . . . . 16
           (hh) " Initial Dividend Payment Date" . . . . . . . 16
           (ii) " Initial Rate Period" . . . . . . . . . . . . 16
           (jj) " Market Value". . . . . . . . . . . . . . . . 16
           (kk) " Maximum Rate". . . . . . . . . . . . . . . . 17
           (ll) " Moody's" . . . . . . . . . . . . . . . . . . 17
           (mm) " Minimum Holding Period". . . . . . . . . . . 17
           (nn) " Minimum Rate Period" . . . . . . . . . . . . 17
           (oo) " MMP[R]". . . . . . . . . . . . . . . . . . . 17
           (pp) " MMP Paying Agent"  . . . . . . . . . . . . . 17
           (qq) " Net Coverage Value". . . . . . . . . . . . . 17
           (rr) " 1940 Act". . . . . . . . . . . . . . . . . . 17
           (ss) " 1940 Act Asset Coverage is met". . . . . . . 18
           (tt) " 1940 Act Cure Date". . . . . . . . . . . . . 18
           (uu) " 1940 Act Evaluation Date". . . . . . . . . . 18
           (vv) " Non-Payment Period Rate" . . . . . . . . . . 18
           (ww) " Notice of Redemption". . . . . . . . . . . . 18
           (xx) " Other Securities". . . . . . . . . . . . . . 18
           (yy) "Paragraph 12.3(a) Dividend". . . . . . . . . .18
           (aaa)"Rate Period". . . . . . . . . . . . . . . . . 19
           (bbb)"Rate Period Days" . . . . . . . . . . . . . . 19
           (ccc)"Retroactive Taxable Allocation" . . . . . . . 19
           (ddd)"Securities Depository". . . . . . . . . . . . 19
           (eee)"Short-Term Money Market Instruments". . . . . 19
           (fff)"Share Books". . . . . . . . . . . . . . . . . 20
           (ggg)"Special Dividend" . . . . . . . . . . . . . . 20
           (hhh)"Special Rate Period". . . . . . . . . . . . . 20
           (iii)"Specific Redemption Provisions" . . . . . . . 21
           (jjj)"Standard & Poor's". . . . . . . . . . . . . . 21
           (kkk)"Subsequent Rate Period" . . . . . . . . . . . 21
           (lll)"Substitute Commercial Paper Dealers". . . . . 21
          [R][Trademark]
           (mmm)"Substitute U.S. Government Securities Dealer. 21
           (nnn)"Treasury Rate," . . . . . . . . . . . . . . . 21
           (ooo)"Trustees" . . . . . . . . . . . . . . . . . . 22
           (ppp)"U.S. Government Securities Dealer" . . . . . .22
           (qqq)"U.S. Treasury Securities" . . . . . . . . . . 22

     12.3 Dividends . . . . . . . . . . . . . . . . . . . . . .22
     12.4 Redemption. . . . . . . . . . . . . . . . . . . . . .32
     12.5 Designation of Special Rate Periods . . . . . . . . .37
     12.6 Liquidation Rights. . . . . . . . . . . . . . . . . .38
     12.7 Voting Rights . . . . . . . . . . . . . . . . . . . .39
     12.8 Eligible Asset Coverage . . . . . . . . . . . . . . .42
     12.9 Certain Other Restrictions. . . . . . . . . . . . . .49
     12.10Auction Procedures . . . . . . . . . . . . . . . . . 52

   Amendments to the Bylaws. . . . . . . . . . . . . . . . . . 66
     13.1 General . . . . . . . . . . . . . . . . . . . . . .  66

                                 BYLAWS
                                   OF
                        PUTNAM DIVIDEND INCOME FUND



                                 ARTICLE 1


          Agreement and Declaration of Trust and Principal Office

     1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of the Massachusetts business trust established by the Declaration of Trust (the "Trust").


     1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.


                                 ARTICLE 2


                           Meetings of Trustees

     2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.


     2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.


     2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


     2.5 Notice of Certain Actions by Consent. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.


                                 ARTICLE 3


                                 Officers

     3.1 Enumeration; Qualification. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Clerk and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees and the President shall be a Trustee and may but need not be a shareholder; and any other officer may but need not be a Trustee or a shareholder. Any two or more offices may be held by the same person. A Trustee may but need not be a shareholder.


     3.2 Election. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.


     3.3 Tenure. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.


     3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.


     3.5 Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman of the Trustees, the President shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the chief executive officer.


     3.6 Treasurer. Unless the Trustees shall provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The chief accounting officer of the Trust shall be elected by the Trustees and shall have tenure as provided in Paragraph 3.3 of these Bylaws.


     3.7 Clerk. The Clerk shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the shareholders or Trustees, an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.


     3.8 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                 ARTICLE 4


                                Committees

     4.1 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.


                                 ARTICLE 5

                                  Reports

     5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                 ARTICLE 6

                                Fiscal Year

     6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.


                                 ARTICLE 7

                                   Seal

     7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                 ARTICLE 8

                            Execution of Papers

     8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, Vice Chairman, a Vice President or the Treasurer and need not bear the seal of the Trust.


                                 ARTICLE 9

                 Issuance of Shares and Share Certificates

     9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share, if any, as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the Trust as stated in the Declaration of Trust and these Bylaws.
The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Paragraph 9.1.


     9.2 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.


     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

     9.3 Loss of Certificates. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.


     9.4 Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.


     9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                ARTICLE 10


        Provisions Relating to the Conduct of the Trust's
Business

     10.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.


     10.2 Limitations on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee of the Trust or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent
(a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors or otherwise financially interested in the Distributor or the Manager;
(b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder, all as amended from time to time, and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; and (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.


     10.3 Securities and Cash of the Trust to be held by Custodian Subject to Certain Terms and Conditions.

          (a) All securities and cash owned by the Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.


          (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.


          (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:


               (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;


               (ii) require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and


               (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.


     10.3 Reports to Shareholders. The Trust shall send to each shareholder of record at least semiannually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

     10.4 Valuation of Assets. In valuing the portfolio investments of the Trust, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine.


                                ARTICLE 11

                               Shareholders

     11.1 Annual Meeting. The annual meeting of the shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Chairman of the Trustees or the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Chairman of the Trustees or by the Trustees.


     11.2 Record Dates. For the purpose of determining the shareholders of any series or class of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.


                                ARTICLE 12

                         Terms of Preferred Shares

     12.1 Designation. A class of 600 preferred shares of beneficial interest, without par value, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned), is hereby designated "Money Market Cumulative Preferred Shares," provided that the Trustees may, in their discretion, increase the number of shares of MMP authorized under this Section 12.1 or may amend these Bylaws to authorize the issuance of another class or classes of preferred shares if Moody's has advised the Trust in writing that such increase or amendment would not affect its then-current rating of the shares of MMP.


     12.2 Definitions. The following terms shall have the following meanings, whether used in the singular or plural:


          (a) "'AA' Composite Commercial Paper Rate," on any date for any Rate Period, means (i)(A) in the case of any Rate Period with Rate Period Days of less than 46 days, the interest equivalent of the 30-day rate, (B) in the case of any Rate Period with Rate Period Days of 46 days or more but less than 70 days, the interest equivalent of the 60-day rate, (C) in the case of any Rate Period with Rate Period Days of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (D) in the case of any Rate Period with Rate Period Days of 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (E) in the case of any Rate Period with Rate Period Days of 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates and (F) in the case of any Rate Period with Rate Period Days of 148 days or more but 182 days or less, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's or the equivalent of such rating by Standard & Poor's or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business
Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and
(y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.


          (b) "Accountants' Certificate" has the meaning specified in paragraph 12.8(e) below.


          (c) "Additional Dividend" has the meaning specified in paragraph 12.3(f) below.

          (d) "Additional Dividend Payment Date" has the meaning specified in paragraph 12.3(f) below.


          (e) "Additional Dividend Right" has the meaning specified in paragraph 12.3(f) below.


          (f) "Applicable Rate" has the meaning specified in paragraph 12.3(c)(i) below.


          (g) "Auction" means each periodic operation of the Auction Procedures.


          (h) "Auction Agent" means The Bank of New York, unless and until another bank or trust company has been appointed as auction agent for the MMP by a resolution of the Trustees, and thereafter such substitute bank or trust company.


          (i) "Auction Date," with respect to any Rate Period, means the Business Day next preceding the first day of such Rate
Period.


          (j) "Auction Procedures" means the procedures set forth in paragraph 12.10 below.


          (k)  "Business Day" means a day on which the New York
Stock Exchange, Inc. is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York are authorized by law to close.


          (l) "Certificate of Eligible Asset Coverage" has the meaning specified in paragraph 12.8(c) below.


          (m) "Certificate of 1940 Act Asset Coverage" has the meaning specified in paragraph 12.8(c) below.


          (n)  "Code" shall mean the Internal Revenue Code of
1986, as amended.


          (o)  "Commercial Paper Dealers" means Lehman
Brothers Inc., Goldman, Sachs & Co., and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, or, in lieu of any thereof, their respective affiliates or successors, provided that such entity is a commercial paper dealer.


          (p) "Common Shares" means the Trust's common shares of beneficial interest, no par value.


          (q)  "Common Shares Paying Agent" means Putnam
Fiduciary Trust Company unless and until another bank or trust company has been appointed as paying agent for the Common Shares by a resolution of the Trustees, and thereafter such substitute bank or trust company.


          (r) "Confirmation Date" has the meaning specified in paragraph 12.8(e) below.


          (s)  "Coverage Value," with respect to an Eligible
Asset, is equal to the Market Value of the Eligible Asset divided by the applicable Discount Factor; provided that the Coverage Value of an Eligible Asset may not exceed its stated principal amount, if any. Coverage Value may be calculated on other bases, and the Coverage Value of other assets which become includible in Eligible Assets shall be determined according to procedures established by the Trust, if Moody's has advised the Trust in writing that such revised calculation of Coverage Value or such procedures for determining the Coverage Value of other assets would not adversely affect its then-current rating of the shares of MMP.


          (t) "Date of Original Issue" means the date on which the Trust originally issues the shares of MMP.


          (u) (i) "Discount Factor" means, with respect to an Eligible Asset specified below, the applicable number specified below:


Type of Eligible Asset                       Discount Factor:

Cash, as set forth in the definition of
Eligible Assets in paragraph 12.8(a) below. . . . . . . . .1.00

Demand or time deposits, certificates of
deposit and bankers' acceptances maturing
in 90 days or less having a rating or
rating equivalent of "P-2" or better from
Moody's or a rating of "A-1" or better from
Standard & Poor's . . . . . . . . . . . . . . . . . . . . .1.00

Demand or time deposits, certificates of
deposit maturing in more than 90 days but
in one year or less and bankers'acceptances
maturing in more than 90 days but in 270 days
or less having a rating or rating equivalent
of "P-2" or better from Moody's or a rating
of "A-1" or better from Standard & Poor's  . . . . . . . . 1.15

Commercial paper rated "P-1" by Moody's
(or, if unrated by Moody's, guaranteed or
supported by a person or entity the unsecured
debt obligations of which are rated at least
"Aa3"/"P-1" by Moody's or, if such commercial
paper will mature within one Business Day
from the Eligible Asset Evaluation Date,
the long-term unsecured debt obligations of
which are rated at least "A3"/"P-1" by Moody's)
maturing in 30 days or less. . . . . . . . . . . . . . . . 1.00

Commercial paper rated "P-1" by Moody's
(or, if unrated by Moody's, guaranteed or
supported by a person or entity, the unsecured
debt obligations of which are rated at least
"Aa3"/"P-1" by Moody's or, if such commercial
paper will mature within one Business Day from
the Eligible Asset Evaluation Date, the long-term
unsecured debt obligations of which are rated at
least "A3"/"P-1" by Moody's) maturing in more than
30 days but in 270 days or less . . . . . . . . . . . . . .1.15

Commercial paper not rated by Moody's but rated
"A-1" by Standard & Poor's maturing in 270 days or less. . 1.25

Commercial paper rated "P-2" by Moody's maturing in
270 days or less . . . . . . . . . . . . . . . . . . . . . 1.30

Securities which the Trust has bought and agreed to sell in the future:

  (a)  If the counterparty to the transaction
         has a rating of at least "A2" by Moody's
         or a party approved by Moody's and the
         transaction has a term of 30 days or less . . . . 1.00

  (b)  Otherwise . . . . . . . . . . . . . . . . . . . . . Discount
                                                     Factor of
                                                     security
                                                     subject to
                                                     purchase and
                                                           resale

Securities which the Trust has sold but
  for which it has yet to receive payment

  (a)  If the counterparty to the transaction has
         outstanding senior securities rated at
         least "Baa3" by Moody's and the transaction
         has a term of five days or less . . . . . . . . . 1.00

  (b)  Otherwise . . . . . . . . . . . . . . . . . . . . . Discount
                                                           Factor
                                                           of
                                                           security
                                                           sold

Preferred stocks:

  Auction rate preferred stocks issued by issuers whose
     assets are not credit enhanced. . . . . . . . . . . . 3.00
  Auction rate preferred stocks issued by issuers whose
     assets are credit enhanced. . . . . . . . . . . . . . 3.50
  Other preferred stocks issued by issuers in the
financial and industrial industries. . . . . . . . . . . . 2.14
  Other preferred stocks issued by issuers in the utilities
industry . . . . . . . . . . . . . . . . . . . . . . . . . 1.53

U.S. Treasury Securities:

  U.S. Treasury Securities with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.07
     2 years or less . . . . . . . . . . . . . . . .  . . .1.13
     3 years or less . . . . . . . . . . . . . . . . . . . 1.18
     4 years or less . . . . . . . . . . . . . . . . . . . 1.23
     5 years or less . . . . . . . . . . . . . . . . . . . 1.28
     7 years or less . . . . . . . . . . . . . . . . . . . 1.35
     10 years or less. . . . . . . . . . . . . . . . . . . 1.42
     15 years or less. . . . . . . . . . . . . . . . . . . 1.47
     20 years or less. . . . . . . . . . . . . . . . . . . 1.53
     30 years or less. . . . . . . . . . . . . . . . . . . 1.54

     U.S. Treasury Strips with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.08
     2 years or less . . . . . . . . . . . . . . . . . . . 1.16
     3 years or less . . . . . . . . . . . . . . . .  . . .1.23
     4 years or less . . . . . . . . . . . . . . . . . . . 1.30
     5 years or less . . . . . . . . . . . . . . . . . . . 1.37
     7 years or less . . . . . . . . . . . . . . . . . . . 1.46
     10 years or less. . . . . . . . . . . . . . . .  . . .1.58
     15 years or less. . . . . . . . . . . . . . . . . . . 1.83
     20 years or less. . . . . . . . . . . . . . . . . . . 2.07
     30 years or less. . . . . . . . . . . . . . . . . . . 2.31

Corporate bonds:

  Corporate and utility bonds rated "Aaa" with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.12
     2 years or less . . . . . . . . . . . . . . . . . . . 1.18
     3 years or less . . . . . . . . . . . . . . . . . . . 1.23
     4 years or less . . . . . . . . . . . . . . . . . . . 1.28
     5 years or less . . . . . . . . . . . . . . . . . . . 1.33
     7 years or less . . . . . . . . . . . . . . . . . . . 1.41
     10 years or less. . . . . . . . . . . . . . . . . . . 1.48
     15 years or less. . . . . . . . . . . . . . . . . . . 1.53
     20 years or less. . . . . . . . . . . . . . . . . . . 1.59
     30 years or less. . . . . . . . . . . . . . . .  . . .1.60

  Corporate and utility bonds rated "Aa" with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.18
     2 years or less . . . . . . . . . . . . . . . . . . . 1.24
     3 years or less . . . . . . . . . . . . . . . . . . . 1.29
     4 years or less . . . . . . . . . . . . . . . . . . . 1.34
     5 years or less . . . . . . . . . . . . . . . . . . . 1.40
     7 years or less . . . . . . . . . . . . . . . . . . . 1.48
     10 years or less. . . . . . . . . . . . . . . . . . . 1.55
     15 years or less. . . . . . . . . . . . . . . . . . . 1.60
     20 years or less. . . . . . . . . . . . . . . . . . . 1.67
     30 years or less. . . . . . . . . . . . . . . . . . . 1.67

  Corporate and utility bonds rated "A" with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.23
     2 years or less . . . . . . . . . . . . . . . . . . . 1.30
     3 years or less . . . . . . . . . . . . . . . . . . . 1.35
     4 years or less . . . . . . . . . . . . . . . . . . . 1.41
     5 years or less . . . . . . . . . . . . . . . . . . . 1.46
     7 years or less . . . . . . . . . . . . . . . . . . . 1.55
     10 years or less. . . . . . . . . . . . . . . . . . . 1.62
     15 years or less. . . . . . . . . . . . . . . . . . . 1.67
     20 years or less. . . . . . . . . . . . . . . . . . . 1.74
     30 years or less. . . . . . . . . . . . . . . . . . . 1.75


  Corporate and utility bonds rated "Baa" with remaining terms to maturity of:

     1 year or less. . . . . . . . . . . . . . . . . . . . 1.28
     2 years or less . . . . . . . . . . . . . . . . . . . 1.35
     3 years or less . . . . . . . . . . . . . . . . . . . 1.40
     4 years or less . . . . . . . . . . . . . . . . . . . 1.47
     5 years or less . . . . . . . . . . . . . . . . . . . 1.52
     7 years or less . . . . . . . . . . . . . . . . . . . 1.61
     10 years or less. . . . . . . . . . . . . . . . . . . 1.69
     15 years or less. . . . . . . . . . . . . . . . . . . 1.75
     20 years or less. . . . . . . . . . . . . . . . . . . 1.82
     30 years or less. . . . . . . . . . . . . . . . . . . 1.83

  Common stocks:

     Issued by utilities . . . . . . . . . . . . . . . . . 1.65
     Issued by industrial companies. . . . . . . . . . . . 2.43
     Issued by financial companies . . . . . . . . . . . . 2.33
     Issued by transportation companies. . . . . . . . . . 3.07

          (ii) By resolution of the Trustees and without amending these Bylaws or otherwise submitting such resolution for shareholder approval, (A) the Discount Factors set out in (i) above may be changed from those set forth above and (B) additional Discount Factors may be established for Other Securities if, in each case, Moody's has advised the Trust in writing that such change or addition would not adversely affect its then-current rating of the shares of MMP, provided that the Trust shall cause to be made available a written statement setting forth the appropriate Discount Factors, as changed and/or as supplemented, for inspection by the Holders at the principal office of the Trust.

          (v) "Dividend Payment Date" means any date on which dividends are payable pursuant to the provisions of paragraph
12.3(a) below.


          (w) "Dividend Period" with respect to the shares of MMP, means the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for such shares and any period thereafter from and including a Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares.


          (x) "Dividends Received Deduction" means the corporate dividends received deduction generally allowed to non-affiliated corporate holders under Section 243(a)(1) of the Code as in effect with respect to a Paragraph 12.3(a) Dividend or an Additional Dividend, as the case may be.


          (y) "Eligible Asset Coverage is met" means, as of any date of determination, that the aggregate Net Coverage Value of the Eligible Assets owned by the Trust as of the date of determination equals or exceeds the applicable Eligible Asset
Coverage Amount.


          (z) "Eligible Asset Coverage Amount," as of any date of determination, means the sum of (i) an amount equal to the product of (A) $100,000 and (B) the number of shares of MMP then outstanding, (ii) an amount equal to the applicable redemption premium, if any, on the shares of MMP called for redemption pursuant to the provisions of paragraph 12.4(a) below, and (iii) the Projected Dividend Amount; provided that, in the event the amount of liabilities used in the calculation of the Net Coverage Value includes any redemption price payable with respect to the shares of MMP called for redemption, the number of shares of MMP outstanding, for purposes of subclause (i)(B) above, shall not include the number of such shares called for redemption.


          (aa) "Eligible Asset Cure Date" means (i) the sixth Business Day following an Eligible Asset Evaluation Date on which an Accountants' Certificate is not required to be delivered, except that with respect to any Eligible Asset Evaluation Date on which Eligible Asset Coverage is not met that is also an Auction Date, the fifth Business Day following such Eligible Asset Evaluation Date, or (ii) the third Business Day following a Confirmation Date with respect to which the Trust has not delivered to the MMP Paying Agent an Accountants' Certificate confirming the matters specified in paragraph 12.8(e) relating to the immediately preceding Eligible Asset Evaluation Date.


          (bb) "Eligible Asset Evaluation Date" means (i) the Date of Original Issue, (ii) each succeeding Friday following the Date of Original Issue (or, if such day is not a Business Day, the first Business Day following such Friday), (iii) the Business Day preceding the day on which any notice is sent to Holders or former Holders as to the payment of any Additional Dividend, and
(iv) the Business Day immediately preceding the date on which the Trustees approve the redemption of any Common Shares.


          (cc) "Eligible Assets" has the meaning specified in paragraph 12.8(a) below.


          (dd) "Federal Corporate Income Tax Rate" has the meaning specified in paragraph 12.3(f) below.


          (ee) "Gross-Up Tax Rate" has the meaning specified in paragraph 12.3(f) below.


          (ff) "Holder" means an individual or entity in whose name an outstanding share of the MMP is registered on the Share
Books.


          (gg) "Independent Accountants" means the Trust's independent certified public accountants, which shall be a nationally recognized accounting firm.


          (hh) "Initial Dividend Payment Date" has the meaning specified in paragraph 12.3(b)(i) below.


          (ii) "Initial Rate Period," with respect to the MMP, means the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date therefor.


          (jj) "Market Value" means (i) with respect to any Eligible Asset which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ National Market, the last sale price on the day of valuation or, if there has been no sale that day, the last reported bid price, using prices as of the close of trading, during the 24-hour period prior to such determination,
(ii) with respect to any Eligible Asset referred to in (i) above as to which there has been no reported bid price during the 24-- hour period preceding such determination and with respect to any Eligible Asset which is not listed on an exchange or quoted on the NASDAQ National Market, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, for the same kind of securities, as quoted (at least one of such quotes being in writing) to the Trust by two or more nationally recognized securities dealers making a market in such Eligible Asset at the time, and (iii) with respect to a Short-Term Money Market Instrument or commercial paper with a remaining term to maturity of 90 days or less, the cost on the date of investment adjusted for amortization of interest and the discount, if any, uniformly over the number of days remaining to maturity. If there is no sale or bid price for an investment as provided in clause (i) or (ii) of the preceding sentence, an investment shall be deemed to have a Market Value of zero. By resolution of the Trustees and without amending these Bylaws, the calculation of Market Value may be made on bases other than those set forth above if Moody's has advised the Trust in writing that the revised method of calculation of Market Value would not adversely affect its then-current rating of the shares of MMP, provided that the Trust shall cause to be made available a written statement setting forth such revised method for inspection by Holders at the principal office of the Trust.


          (kk) "Maximum Rate" has the meaning specified in paragraph 12.10(a)(xi) below.


          (ll) "Moody's" means Moody's Investors Service, Inc. or any successor thereto, or, if the MMP is not rated by Moody's Investors Service, Inc. or any successor thereto, any nationally recognized statistical rating organization designated by the Trust pursuant to paragraph 12.10(a)(xviii).


          (mm) "Minimum Holding Period" shall mean the then-current minimum holding period (contained, as of the adoption of this Article 12, in Section 246(c) of the Code) required for corporate taxpayers generally to be entitled to the Dividends Received Deduction.


          (nn) "Minimum Rate Period" means any Rate Period consisting of 49 Rate Period Days or such greater or lesser number of Rate Period Days as shall be established as the Minimum Rate Period by the Trustees pursuant to paragraph 12.3(b)(ii)(C) below, provided that the Minimum Rate Period shall in all cases equal or exceed the Minimum Holding Period.


          (oo) "MMP[R] " means Money Market Cumulative Preferred
Shares.
          [R][Trademark]

          (pp) "MMP Paying Agent" means The Bank of New York, unless and until another bank or trust company has been appointed as paying agent for the MMP by a resolution of the Trustees, and thereafter such substitute bank or trust company.


          (qq) "Net Coverage Value" has the meaning specified in paragraph 12.8(b) below.


          (rr) "1940 Act" means the Investment Company Act of
1940, as amended.


          (ss) "1940 Act Asset Coverage is met" means, as of any date of determination, that the ratio of the value of the Trust's total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), to the aggregate amount of senior securities representing indebtedness of the Trust plus the aggregate liquidation preference of the MMP is at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring a dividend on its common stock).

          (tt) "1940 Act Cure Date" means the 1940 Act Evaluation
Date next following a 1940 Act Evaluation Date with respect to which the 1940 Act Asset Coverage is not met.


          (uu) "1940 Act Evaluation Date" means (i) the Business
Day immediately preceding each dividend declaration date for the Common Shares, and (ii) the last Business Day of each calendar month.


          (vv) "Non-Payment Period Rate" has the meaning specified in paragraph 12.3(c)(ii) below.


          (ww) "Notice of Redemption" has the meaning specified in paragraph 12.4(b) below.


          (xx) "Other Securities" has the meaning specified in paragraph 12.8(a)(iii) below.



          (yy) "Paragraph 12.3(a) Dividend" has the meaning specified in paragraph 12.3(a)(f)(i) below.


          (zz) "Projected Dividend Amount," as of any Eligible Asset Evaluation Date, means the amount of cash dividends, which (whether or not earned) are accumulated and unpaid on the shares of MMP outstanding on such Eligible Asset Evaluation Date, up to but not including such Eligible Asset Evaluation Date, and which are projected to accumulate on such shares from and including such Eligible Asset Evaluation Date up to but not including the 56th day, as specified below, after such Eligible Asset Evaluation Date, at the following rates: (i) for the period from and including the Eligible Asset Evaluation Date and up to but not including the first following Dividend Payment Date or the 56th day after such Eligible Asset Evaluation Date, whichever is sooner, the Applicable Rate in effect as of such Eligible Asset Evaluation Date; and (ii) for the period, if any, from and including such first following Dividend Payment Date and up to but not including the 56th day following such Eligible Asset Evaluation Date, the product of the Maximum Rate on the last occurring Auction Date (but with the prevailing rating of such shares, for purposes of determining such Maximum Rate, being deemed "Below 'baa3'" if any failure to pay funds required pursuant to paragraphs 12.3(b)(iii) or 12.4(e) below shall not have been cured in accordance with the provisions of paragraph 12.3(c)(ii) below on or before such Eligible Asset Evaluation
Date) (or, if prior to the first Auction Date, 150% of the 60-day "AA" Composite Commercial Paper Rate on the Date of Original Issue) and 2.26. For any date of determination that is not an Eligible Asset Evaluation Date, the Projected Dividend Amount for the MMP as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect any decrease in the number of shares of MMP outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if Moody's has advised the Trust in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the MMP. If the Trustees adjust the Minimum Rate Period pursuant to paragraph 12.3(b)(ii)(C) below, the Projected Dividend Amount shall be determined in accordance with procedures approved by Moody's, provided that the Trust shall cause to be made available a written statement setting forth the revised method of determination of the Projected Dividend Amount for inspection by the Holders at the principal office of the Trust.


          (aaa) "Rate Period" means the Initial Rate Period thereof and any Subsequent Rate Period, including any Special Rate Period, for the MMP.


          (bbb)     "Rate Period Days" for any Rate Period
consisting of less than four Dividend Periods, means the number of days (without giving effect to paragraphs 12.3(b)(ii)(A) and (C) below (but giving effect to the provisos of paragraph
12.3(b)(ii)(C))) in such Rate Period.


          (ccc) "Retroactive Taxable Allocation" shall have the meaning specified in paragraph 12.3(f) below.


          (ddd)     "Securities Depository" has the meaning
specified in paragraph 12.10(a)(xix) below.


          (eee) "Short-Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof (or, in the case of an instrument specified by clauses (i) and (ii) below, on the Eligible Asset Evaluation Date), the remaining terms of maturity thereof are not in excess of 90 days:


               (i)  U.S. Treasury Securities;


               (ii) commercial paper that is rated at the time of purchase or acquisition and on the Eligible Asset Evaluation Date at least "P-1" by Moody's (or, if unrated by Moody's, is guaranteed or supported by a person or entity the unsecured debt obligations of which are rated at least "Aa3"/"P-1" by Moody's or, if such commercial paper will mature within one Business Day from the Eligible Asset Evaluation Date, the long-term unsecured debt obligations of which are rated at least "A3"/"P-1" by Moody's);


               (iii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the short-term certificates of deposit or commercial paper (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of purchase or acquisition and on the Eligible Asset Evaluation Date, have credit ratings from Moody's of at least "P-1";


               (iv) Repurchase obligations with respect to any U.S. Treasury Security entered into with a depository institution, trust company, or securities dealer (acting as principal) which meets the credit rating requirements for commercial paper and long-term unsecured debt obligations specified in clause (ii) above; and

              (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London or Tokyo branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and short-term unsecured debt obligations specified in clause (iii) above, provided that the interest receivable by the Trust shall be in U.S. dollars and shall not be subject to any withholding or similar taxes.


          (fff) "Share Books" means the share transfer books of the Trust maintained by the MMP Paying Agent with respect to the shares of MMP.


          (ggg) "Special Dividend" has the meaning specified in paragraph 12.3(g) below.


          (hhh) "Special Rate Period," with respect to the MMP, means any Subsequent Rate Period commencing on the date designated by the Trust in accordance with Section 12.5 below and ending on the last day of the last Dividend Period thereof, which Subsequent Rate Period consists of that number of consecutive Dividend Periods for such period set forth below:




Special Rate Period                Number of Dividend Periods


91 Rate Period Days                                1


182 Rate Period Days                               2


1 Year*                                            4


2 Years*                                           8

3 Years*                                          12


4 Years*                                          16

5 Years*                                          20


*As adjusted pursuant to paragraph 12.3(b)(i)(C) below.

          (iii) "Specific Redemption Provisions" means, with respect to a Special Rate Period consisting of four or more Dividend Periods, either or both of (i) a period determined by the Trustees in consultation with the Broker-Dealer or Broker-Dealers (as defined in paragraph 12.10(a)(vii) below) during which shares of MMP shall not be subject to redemption at the option of the Trust pursuant to paragraph 12.4(a)(i) below, and
(ii) a period determined by the Trustees in consultation with the Broker-Dealer or Broker-Dealers (as so defined) during which shares of MMP shall be redeemable at the Trust's option pursuant to paragraph 12.4(a)(i) below at a price per share equal to $100,000 plus accumulated but unpaid dividends plus an applicable premium.



          (jjj)     "Standard & Poor's" means Standard & Poor's
Rating Services, or any successor thereto.


          (kkk) "Subsequent Rate Period" means any period from and including any Dividend Payment Date following the Initial Rate Period to but excluding the next succeeding Dividend Payment Date; provided that if any Subsequent Rate Period is also a Special Rate Period, such term means the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.


          (lll)     "Substitute Commercial Paper Dealers" means
CS First Boston Corporation or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided that such entity at the time of selection thereof is not a Commercial Paper Dealer.


          (mmm)     "Substitute U.S. Government Securities
Dealer" means CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors if such entity is a U.S. Government securities dealer; provided that such entity at the time of selection thereof is not a U.S. Government Securities Dealer.



          (nnn) "Treasury Rate," on any date for any Rate Period, means (i) the lower of the yield to stated maturity or, if shorter, the next date on which the obligation reasonably may be expected to be called on the most recently auctioned direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date or (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the lower of the yields to stated maturity or, if shorter, the next date on which the obligation reasonably may be expected to be called (expressed as an interest equivalent in the case of a Rate Period consisting of four Dividend Periods and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealer selected by the Trust to provide such rate or rates being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.


          (ooo)     "Trustees" means the Trustees of the Trust.


          (ppp) "U.S. Government Securities Dealer" means Lehman Brothers Inc., Goldman Sachs & Co., Salomon Brothers Inc, and Morgan Guaranty Trust Company of New York or their respective affiliates or successors if such entity is a U.S. Government securities dealer.


          (qqq) "U.S. Treasury Securities" means obligations issued by, and backed by the full faith and credit of, the United
States of America which, other than Treasury bills, are not zero coupon securities.




     12.3 Dividends.


          (a) Holders shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate and no more (except to the extent set forth in paragraphs 12.3(c)(ii), (f) and (g)), payable on the respective dates determined as set forth in paragraph 12.3(b) below (each a "Dividend Payment Date"). Dividends on shares of MMP shall accumulate at the Applicable Rate from the Date of Original Issue thereof.


          (b) (i) Dividends shall be payable, subject to paragraph 12.3(b)(ii) below, on shares of MMP in same-day funds in The City of New York, New York, on Thursday, May 9, 1996 (the "Initial Dividend Payment Date"), and on each succeeding seventh Thursday following such date, provided that if the Trust, subject to the conditions set forth in Section 12.5, designates any Subsequent Rate Period as a Special Rate Period that consists of:


                    (A)  91 Rate Period Days, dividends shall be
payable, subject to paragraphs 12.3(b)(ii)(A) and (C) below, on shares of MMP in same-day funds in The City of New York, New York on the thirteenth Thursday after the first day of such Special Rate Period;


                    (B) 182 Rate Period Days, dividends shall be payable, subject to paragraphs 12.3(b)(ii)(A) and (C) below, on shares of MMP in same-day funds in The City of New York, New York on each of the thirteenth and twenty-sixth Thursdays after the first day of such Special Rate Period;


                    (C) four or more Dividend Periods, dividends shall be payable, subject to paragraphs 12.3(b)(ii)(B) and (C) below, on shares of MMP in same-day funds in The City of New York, New York on the first day of the fourth month beginning after the first day of such Special Rate Period and on the first day of each succeeding third month thereafter; provided that if dividends for the last Dividend Period in any Special Rate Period would be payable as determined in this paragraph 12.3(b)(i)(C) on a day that is not a Thursday, then dividends for such last Dividend Period shall be payable instead on the first Thursday preceding such day.


After any Special Rate Period, dividends on such shares of MMP shall be payable, subject to paragraphs 12.3(b)(ii)(A) and 12.3(b)(ii)(C) below, on shares of MMP in same-day funds in The City of New York, New York on each succeeding seventh Thursday, subject in each case to the option of the Trust to further designate from time to time any Subsequent Rate Period thereof as a Special Rate Period.

               (ii) (A) In the case of dividends that would be payable on a Thursday, as determined by paragraph 12.3(b)(i) above, including clause (A) or (B) of the proviso thereto, if such Thursday is not a Business Day, then dividends shall be payable in same-day funds in The City of New York, New York on the first Business Day that immediately follows such Thursday.

               (B)  In the case of dividends that would be
payable on the first day of a month, as determined by clause (C) of the proviso to paragraph 12.3(b)(i) above, if such first day of the month is not a Business Day, then dividends shall be payable in same-day funds in The City of New York, New York on the first Business Day that immediately follows such first day of the month.

               (C)  If any date on which dividends would be
payable on any shares of MMP as determined pursuant to paragraphs 12.3(b)(ii)(A) or (B) above is a day that would result in the number of days between the second Auction Date preceding such date and the date that would have been the Auction Date preceding such date (determined by including such second preceding Auction Date and excluding the date that would have been such preceding Auction Date) being less than the number of days in the Minimum Holding Period, then dividends on shares of MMP shall be payable in same-day funds in The City of New York, New York on the first Business Day that immediately follows such date that would result in the number of days between Auction Dates as determined above being at least equal to the number of days in the Minimum Holding Period; provided that the Trustees, in the event of any change in law changing the Minimum Holding Period, shall adjust the provisions for determining Dividend Payment Dates for shares of MMP, subject to paragraphs 12.3(b)(ii)(A) and 12.3(b)(ii)(B) above and this paragraph 12.3(b)(ii)(C), so as to adjust uniformly the number of Rate Period Days in Minimum Rate Periods commencing after the date of such change in law to equal or exceed the Minimum Holding Period, provided that after such adjustment:

                        (1)  the credit rating of the shares of
MMP is not adversely affected as a result of such adjustment;

                        (2)  such number of Rate Period Days does
not exceed the length of the then-current Minimum Rate Period by more than nine days and is not less than seven or more than 182 days; and


                        (3)  dividends continue to be payable for
Minimum Rate Periods, subject to such paragraphs 12.3(b)(ii)(A) and (B) above and this paragraph 12.3(b)(ii)(C), on the successive Thursdays designated by the Trustees,

in which event dividends shall be payable on shares of MMP, in lieu of the Thursdays specified in paragraph 12.3(b)(i) above, on the successive Thursdays so designated by the Trustees and, if there are more than 90 Rate Period Days in any such Subsequent
Rate Period, on the Thursday that is the 91st day thereof (with respect to the Dividend Period ending on such 90th day), subject to such paragraphs 12.3(b)(ii)(A) and (B) above and this paragraph 12.3(b)(ii)(C). The Trust shall notify Moody's at the earliest possible date of any proposed change in law known to the Trust that would alter the Minimum Holding Period, in order that Moody's may analyze the Eligible Asset Coverage Amount in light of the altered number of Rate Period Days with a view toward maintaining its then-current rating of the shares of MMP in the event such proposed change in law is enacted, and shall use reasonable efforts to maintain the then-current rating of the shares of MMP notwithstanding the enactment of the change in law. In the event the Securities Depository shall change its customary procedures for the payment of dividends, the Trustees may, in their discretion, modify the provisions of this paragraph 12.3(b), provided that Moody's shall have advised the Trust in writing that such modification will not affect its then-current rating of the MMP. Upon any change in the number of Rate Period Days as a result of a change in law or upon any modification of the provisions of this paragraph 12.3(b) as a result of a change in the customary practices of the Securities Depository, the Trust shall mail or cause to be mailed notice of such change by first class mail, postage prepaid, to the Auction Agent, the MMP Paying Agent, each Broker-Dealer, Moody's, and each Holder at such Holder's address as the same appears on the Share Books of the Trust.

                   (iii)     The Trust shall pay or cause to be
paid to the MMP Paying Agent not later than noon on the Business Day next preceding each such Dividend Payment Date or Additional Dividend Payment Date in next-day funds in The City of New York, New York, an aggregate amount equal to the dividends or Additional Dividends to be paid to all Holders on such Dividend Payment Date. The Trust may direct the MMP Paying Agent to invest any such funds in Short-Term Money Market Instruments, provided that the proceeds of any such investment shall be available in The City of New York, New York at the opening of business on such Dividend Payment Date.

                   (iv) All moneys paid to the MMP Paying Agent for the payment of dividends (or for the payment of any late charges pursuant to paragraph 12.3(c)(i) below, Additional Dividends pursuant to paragraph 12.3(f) below, Special Dividends pursuant to paragraph 12.3(g) below or redemption price pursuant to paragraph 12.4(e) below) and any income or proceeds therefrom shall be held in trust for the payment of such dividends (or for the payment of such late charges, Special Dividends or redemption price) by the MMP Paying Agent for the benefit of the Holders specified in paragraph 12.3(b)(v) below. Any income or proceeds from any moneys paid to the MMP Paying Agent in accordance with the foregoing but not applied by the MMP Paying Agent to the payment of dividends (or for the payment of any late charges, Additional Dividends, Special Dividends or redemption price) shall, to the extent permitted by law, be repaid to the Trust no later than the date on which such moneys, income or proceeds were so to have been applied. Any moneys paid to the MMP Paying Agent in accordance with the foregoing (and any income or proceeds therefrom not paid to the Trust pursuant to the preceding sentence) but not applied by the MMP Paying Agent to the payment of dividends (or to the payment of any late charges, Additional Dividends, Special Dividends or redemption price) will, to the extent permitted by law, be repaid to the Trust no later than the end of 12 months from the date on which such moneys, income or proceeds were so to have been applied.

                   (v)  Each dividend on shares of MMP shall be
paid on the Dividend Payment Date therefor to the Holders as their names appear on the Share Books of the Trust on the Business Day next preceding such Dividend Payment Date. Subject to paragraph 12.3(e), dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to the Holders as their names appear on the Share Books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Trustees.

              (c) (i) (A)    The dividend rate on the MMP for the
Rate Period commencing on the Date of Original Issue and ending on but excluding the initial Dividend Payment Date shall be the rate determined by the Trustees of the Trust (or the person(s) designated by them to make such determination), and (B) the dividend rate on the MMP for each Subsequent Rate Period shall be the rate per annum equal to the rate determined pursuant to the Auction Procedures set forth in Section 12.10 below. Notwithstanding the foregoing, if (x) the Trust has not paid to the MMP Paying Agent the amounts required pursuant to paragraphs 12.3(b)(iii) above or 12.4(e) below during the immediately preceding Rate Period, (y) the Trust has not paid any amounts the Trust had previously failed to pay as required pursuant to paragraphs 12.3(b)(iii) above or 12.4(e) below, together with any applicable late charge, as set forth in paragraph 12.3(c)(ii) below, at least four Business Days prior to the next succeeding Auction Date, or (z) if the shares of MMP are no longer held in the form of a single global certificate by the Securities Depository (in which cases an Auction shall not be held) or if an Auction is not held for any other reason, the dividend rate on the shares of MMP for such Rate Period shall be the Maximum Rate on the Auction Date with respect to such Rate Period. The dividend rate on the MMP for any Rate Period or part thereof determined as set forth in this clause (i), or set forth in clause (ii) below, is referred to herein as the "Applicable Rate" for such Rate Period or part thereof.

                   (ii) If the Trust fails to deposit with the MMP Paying Agent by noon on (A) the Business Day next preceding any Dividend Payment Date pursuant to paragraph 12.3(b)(iii) above the full amount of any cash dividend payable on such Dividend Payment Date or (B) any redemption date for shares of MMP called for redemption pursuant to paragraph 12.4(e) below the full cash redemption price of $100,000 per share plus accrued dividends, plus any applicable redemption premium, the Trust shall pay to the MMP Paying Agent, in addition to such amount, a late charge calculated for the period during which the Trust has failed to make such deposit (any such period shall exclude such Dividend Payment Date or such redemption date but shall include the date on which the payments provided in (A) and (B) above, together with such late charge, are made) at a rate equal to the Non-Payment Period Rate applied to (A) if the Trust has not deposited funds pursuant to paragraph 12.3(b)(iii) above, the product of the number of outstanding shares of MMP and $100,000 or (B) if the Trust has not deposited or otherwise made available to Holders funds pursuant to paragraph 12.4(e) below, the aggregate cash redemption price of the shares of MMP called for redemption, based on the actual number of days comprising such period divided by 360. The "Non-Payment Period Rate" will be 225% of the "AA" Composite Commercial Paper Rate on such Dividend Payment Date or such redemption date for the Rate Period containing such Business Day next preceding a Dividend Payment
Date or such redemption date (except that, with respect to a Rate Period consisting of four or more Dividend Periods, the "AA" Composite Commercial Paper Rate will, for this purpose, be the "AA" Composite Commercial Paper Rate for a Rate Period (x) consisting of 148 or more Rate Period Days but fewer than 182
Rate Period Days and (y) commencing on such Dividend Payment Date or redemption date), provided that the Trustees may adjust, modify, alter, or change from time to time the Non-Payment Period Rate if Moody's advises the Trust in writing that such adjustment, modification, alteration, or change will not adversely affect its then-current rating of the shares of MMP and provided that the Non-Payment Period Rate shall not be less than 225% of the applicable "AA" Composite Commercial Paper Rate.

                   (iii)     The amount of dividends per share
payable on shares of MMP on any date on which dividends shall be payable on such shares shall be computed by multiplying the respective Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $100,000. Any dividend payment made on shares of MMP shall be credited against the earliest accumulated but unpaid dividends due with respect to such shares of MMP.

              (d)  [Reserved].

              (e) (i) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest in the Trust ranking, as to the payment of dividends, on a parity with shares of MMP for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of MMP and any other parity shares through the most recent respective Dividend Payment Date with respect thereto. When dividends are not paid in full as aforesaid, upon the shares of MMP or any other class or series of shares ranking on a parity as to the payment of dividends with shares of MMP, all dividends declared upon shares of MMP and any other such class or series of shares of beneficial interest in the Trust ranking on a parity as to the payment of dividends with shares of MMP shall be declared pro rata so that the amount of dividends declared per share on shares of MMP and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of MMP and such other class or series of shares bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the dividend periods during which dividends were not paid in full). Holders shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends, Additional Dividends and Special Dividends, if any, as herein provided, on shares of MMP. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of MMP which may be in arrears, and, except to the extent set forth in paragraph 12.3(c)(ii) above, no additional sum of money shall be payable in respect of any such arrearage.

                   (ii) For so long as any shares of MMP are outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Shares or any other shares of beneficial interest in the Trust ranking junior to the MMP as to dividends or upon liquidation (except a dividend payable in Common Shares or shares of beneficial interest in the Trust ranking junior to the MMP), or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of beneficial interest in the Trust ranking junior to the MMP as to dividends or upon liquidation, unless:

                        (A)  immediately thereafter, the 1940 Act
Asset Coverage and the Eligible Asset Coverage are met;

                        (B)  full cumulative dividends on all
shares of MMP for all past Rate Periods and any Additional
Dividends then due have been paid or declared and a sum sufficient for the payment of such dividends and Additional Dividends set apart for payment; and

                        (C)  the Trust has redeemed the full
number of shares of MMP required to be redeemed by any provision for mandatory redemption contained in this Article 12 (the number of shares subject to mandatory redemption to be determined without regard to the requirement that redemptions be made out of legally available funds).

                        The Certificate of 1940 Act Asset
Coverage and the Certificate of Eligible Asset Coverage, dated as of the applicable 1940 Act Asset Coverage Evaluation
Date and Eligible Asset Coverage Evaluation Date, respectively, shall reflect any such dividend, redemption, repurchase or other acquisition for consideration.

                   (iii)     No dividend shall be declared, paid
or set apart for payment on any class of shares of beneficial interest in the Trust (except dividends payable in Common
Shares of the Trust), and no shares of any class shall be called for redemption, redeemed, repurchased or otherwise acquired for consideration by the Trust, unless the Trust has paid, or set apart for payment all Additional Dividends then due pursuant to Additional Dividend Rights issued by the Trust in connection with declaration of dividends. If the Trust does not pay all Additional Dividends then due, the amount paid shall be payable to each holder of Additional Dividend Rights to which Additional Dividends are then due (regardless of the scheduled payment date) in the proportion that the Additional Dividends then due to such holder bear to the aggregate Additional Dividends due to all such holders.

              (f) Simultaneously with the declaration of each dividend at the Applicable Rate to a Holder determined as set forth in paragraph 12.3(a) above (each, a "Paragraph 12.3(a) Dividend"), the Trustees shall also declare a dividend to such Holder consisting of one right (an "Additional Dividend Right") to receive an Additional Dividend in respect of such Paragraph 12.3(a) Dividend. If, after the close of its fiscal year, the Trust characterizes a portion of such Paragraph 12.3(a) Dividend declared during such fiscal year ineligible for the Dividends Received Deduction solely because: (A) the Trust has redeemed all or a portion of the MMP or has liquidated, (B) the Trust, in its judgment, believes it is required, in order to comply with the published position of the Internal Revenue Service concerning the allocation of different types of income between different classes and series of shares, Rev. Rul. 89-81, 1989-1 C.B. 226, to allocate such portion of income ineligible for the Dividends Received Deduction to the MMP, or (C) such Paragraph 12.3(a) Dividend includes a return of capital for Federal income tax purposes, and the Trust failed to give advance notice with respect to the ineligibility of such portion for the Dividends Received Deduction in accordance with the provisions of paragraph 12.10(f) (such portion referred to herein as a "Retroactive Taxable Allocation"), the Trust will, within 90 days after the end of the fiscal year in or with respect to which the Paragraph 12.3(a) Dividend was declared, provide notice of the Retroactive Taxable Allocation made with respect to the Paragraph 12.3(a) Dividend to the MMP Paying Agent and to each Holder or former Holder who received such Paragraph 12.3(a) Dividend and the corresponding Additional Dividend Right, at such Holder's or former Holder's address as the same appears or last appeared on the Share Books. The Trust will, within 30 days after such notice is given to the MMP Paying Agent, pay to the MMP Paying Agent, out of funds legally available therefor and supported by income and gains arising in the fiscal year in or with respect to which the Paragraph 12.3(a) Dividend was declared but not yet declared as dividends, an amount equal to the aggregate of the Additional Dividends payable in respect of such Retroactive Taxable Allocation. The MMP Paying Agent will distribute such funds, in same-day or next-day funds in accordance with its then-current policy in The City of New York, New York to such Holders or former Holders on the day that is 120 days after the end of such fiscal year or on such earlier date as the Trust may designate, or, if such day is not a Business Day, on the Business Day immediately following such day (the "Additional Dividend Payment Date"). The Trust may direct the MMP Paying Agent to invest any funds paid to the MMP Paying Agent pursuant to the preceding sentence in Short-Term Money Market Instruments, provided that the proceeds of any such investment will be available in The City of New York, New York at the opening of business on the Additional Dividend Payment Date. All such funds (to the extent necessary to pay the full amount of such Additional Dividends) shall be held in trust for the benefit of the holders of Additional Dividend Rights. Except as provided in paragraph 12.6(a) below, Additional Dividends declared in respect of an Additional Dividend Right shall be due and payable on the Additional Dividend Payment Date to the Holder that received such Additional Dividend Right, whether or not such Holder continues to own the MMP in respect of which such Additional Dividend Right was issued. Additional Dividend Rights shall be nontransferable except by operation of law, and no purported transfer of an Additional Dividend Right will be recognized by the Trust. No certificates will be issued evidencing Additional Dividend Rights.

              An "Additional Dividend" in respect of any Paragraph 12.3(a) Dividend means payment to a Holder or former Holder of an amount which, when taken together with the Retroactive Taxable Allocation made with respect to such Paragraph 12.3(a) Dividend, would cause such Holder's net return (after Federal income tax consequences) from the aggregate of both such Retroactive Taxable Allocation and the Additional Dividend to be equal to the net return that would have been realized by such Holder or former Holder (after Federal income tax consequences) from such Retroactive Taxable Allocation if such amount had been eligible for the Dividends Received Deduction and the Additional Dividend had not been paid. Such Additional Dividend shall be calculated (A) without consideration being given to the time value of money; (B) assuming that no federal alternative minimum tax or similar tax is imposed with respect to dividends received from the Trust; (C) assuming that the Holder or former Holder is taxable at all times at the Gross-Up Tax Rate (as defined below) applicable to the Retroactive Taxable Allocation and the Additional Dividend
(to the extent that the Trust does not designate all or a portion of the Additional Dividend as qualifying for the Dividends
Received Deduction); (D) assuming that the Holder or former
Holder is fully eligible for the Dividends Received Deduction with respect to dividends (including the Additional Dividend or portion thereof designated as qualifying for the Dividends
Received Reduction) received from the Trust; (E) assuming that the Holder or former Holder disposed of the shares with respect to which the Paragraph 12.3(a) Dividend to which such Additional Dividend relates was declared in a taxable transaction immediately after the distribution with respect to which the Retroactive Taxable Allocation was made; and (F) assuming that the Holder or former Holder sold such shares for $100,000 per share and had an adjusted tax basis in such shares equal to $100,000 less any amount distributed as a return of capital (as calculated for Federal income tax purposes) per share for the distribution with respect to which the Retroactive Taxable Allocation was made. An Additional Dividend will not include an amount to compensate for the fact that the Additional Dividend or the Retroactive Taxable Allocation may be subject to state and local taxes. The "Gross-Up Tax Rate" shall be equal to the sum of (i) the percentage of the income included in the Paragraph 12.3(a) Dividend that the Trust is not able to designate as eligible for the Dividends Received Deduction that derives from ordinary income or short-term gains, multiplied by the Federal Corporate Income Tax Rate applicable to ordinary income, and (ii) the percentage of the income included in the Paragraph 12.3(a) Dividend that the Trust is not able to designate as eligible for the Dividends Received Deduction that derives from net capital gain, multiplied by the Federal Corporate Income Tax Rate applicable to long-term capital gain. The "Federal Corporate Income Tax Rate" shall be equal to the highest marginal Federal income tax rate applicable to corporations (without regard to the phase-out of graduated rates) in effect on (x) in the case of a Retroactive Taxable Allocation, the Auction Date related to a distribution on the shares of MMP for which a Retroactive Taxable Allocation has been made, and (y) in the case of an Additional Dividend, the date the Trust notifies holders of Additional Dividend Rights of the amount of any Retroactive Taxable
Allocation with respect to which such an Additional Dividend shall be paid.

              The determination whether, and in what amount, Additional Dividends shall become payable in respect of any Paragraph 12.3(a) Dividend paid in any fiscal year shall be made by the Trustees, in their sole discretion, within 90 days after the close of such fiscal year based on the facts and circumstances then prevailing and any such determination shall be final and binding. Except as provided above, no Additional Dividend shall for any reason be payable in respect of any Paragraph 12.3(a) Dividend previously paid to a Holder. In particular, and without limiting the generality of the foregoing, no Additional Dividend shall be payable as a result of any Internal Revenue Service challenge to, among other things, the characterization of the MMP as equity, the Trust's method of allocating various types of income between dividends paid on different classes or series of shares or between dividends paid on the same class or series of shares, or the designations made by the Trust relating to distributions made with respect to an earlier taxable year. In addition, no Additional Dividend shall be payable as a result of any change in the law concerning the eligibility of dividends paid on the MMP for the Dividends Received Deduction or the reduction or elimination of the Dividends Received Deduction.

              (g) The Trustees may in their sole discretion from time to time declare a special dividend (each, a "Special Dividend") in an amount determined in the sole judgment of the Trustees to be necessary or desirable to cause the Trust to comply with any distribution requirements of the Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Trustees shall not declare a Special Dividend if the declaration thereof causes the Trust to fail to maintain the Eligible Asset Coverage Amount or the 1940 Act Coverage Amount. Any Special Dividend shall be payable on a date specified by the Trustees to Holders. The Trust shall deposit with the MMP Paying Agent sufficient funds for the payment of any such Special Dividend not later than noon on the Business Day immediately preceding the date on which such Special Dividend becomes payable and shall give the MMP Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such Special Dividends. The Trust may direct the MMP Paying Agent to invest any such available funds in Short-Term Money Market Instruments, provided that the proceeds of any such investment shall be available in The City of New York, New York at the opening of business on the payment date for such Special Dividend.



              (h) The Trust will notify Moody's promptly of any failure by the Trust to declare any dividend on the date contemplated by these Bylaws or to pay any dividend on the payment date therefor.

              (i)  For so long as any shares of MMP are
outstanding, the MMP Paying Agent (which shall act as transfer agent, registrar, dividend disbursing agent and redemption agent on behalf of the Trust with respect to the shares of MMP), shall receive and inspect Certificates of Eligible Asset Coverage and related Accountants' Certificates, and shall have certain related responsibilities, and the MMP Paying Agent and the Auction Agent (which shall act as agent of the Trust in connection with the implementation of the Auction Procedures) shall each be a commercial bank, trust company, or other financial institution unaffiliated with the Trust or any affiliate of the Trust (which, however, may engage or have engaged in business transactions with the Trust), and at no time shall the Trust or any affiliate of the Trust act as the Auction Agent or the MMP Paying Agent. If the Auction Agent or the MMP Paying Agent resigns or for any reason either of their appointments is terminated during any period that any shares of MMP are outstanding, the Trustees shall promptly thereafter use their best efforts to appoint another qualified commercial bank, trust company, or financial institution to act as the Auction Agent or the MMP Paying Agent, as the case may be, upon commercially reasonable terms. A single qualified commercial bank, trust company, or financial institution may act as both the Auction Agent and the MMP Paying Agent. The MMP Paying Agent shall maintain an office or agency in The City of New York, New York for purposes of making payments on the shares of MMP.

         12.4 Redemption.


              (a) (i) The shares of MMP may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day next preceding any Dividend Payment Date therefor, at a redemption price per share equal to the sum of:


                        (A)  $100,000;


                        (B)  an amount equal to all dividends
(whether or not earned) accumulated thereon up to but not including the date fixed for redemption and unpaid; and


                        (C)  if redeemed during any Special Rate
Period, the applicable redemption premium, if any, specified in the Specific Redemption Provisions applicable to such Special
Rate Period;


provided that the Trust shall not redeem shares of MMP pursuant to this paragraph 12.4(a)(i) during any period specified in the Specific Redemption Provisions applicable to such Special Rate Period as a period during which shares of MMP shall not be subject to redemption pursuant to this paragraph 12.4(a)(i), and provided, further, that the Trust shall not redeem shares of MMP in part pursuant to this paragraph 12.4(a)(i) if after such redemption fewer than 100 shares of MMP would remain outstanding.

                   (ii) The shares of MMP may be redeemed, at the option of the Trust, as a whole but not in part, on the first day following any Dividend Period thereof included in a Rate Period consisting of four or more Dividend Periods if, on the date of determination of the Applicable Rate for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Rate for such Rate Period, at a redemption price per share equal to the sum of $100,000 plus an amount equal to all dividends (whether or not earned) accumulated thereon up to but not including the date fixed for redemption and unpaid.

                   (iii)     (A) If the 1940 Act Asset Coverage
is not met as of the 1940 Act Cure Date as shown in a Certificate of 1940 Act Asset Coverage and the related Accountants' Certificate delivered by the Trust to the Common Shares Paying Agent by the close of business on such 1940 Act Cure Date, then the Trust shall, by the close of business on such 1940 Act Cure Date, (1) notify the MMP Paying Agent and Moody's of its intention to redeem on the earliest practicable date following such 1940 Act Cure Date the number of shares of MMP set forth below and (2) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of MMP on such mandatory redemption date. On such mandatory redemption date, the Trust shall redeem, out of funds legally available therefor, the number of shares of MMP equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date, would have resulted in the 1940 Act Asset Coverage having been met on such 1940 Act Cure
Date or, if the 1940 Act Asset Coverage cannot be so restored, all of the shares of MMP, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned) accumulated thereon up to but not including such mandatory redemption date and unpaid.

                        (B)  If the Eligible Asset Coverage is
not met as of any Eligible Asset Cure Date as shown in a Certificate of Eligible Asset Coverage and any related Accountants' Certificate delivered by the Trust to the MMP Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date, then the Trust shall, by the close of business no later than the second Business Day following such Eligible Asset Cure Date, (1) notify the MMP Paying Agent of its intention to redeem on the earliest practicable date following such Eligible Asset Cure Date the number of shares of MMP determined as provided below and (2) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of shares of MMP on such mandatory redemption date. The Trust shall redeem, out of funds legally available therefor, the number of shares of MMP equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date, would have resulted in the Eligible Asset Coverage having been met on such Eligible
Asset Cure Date or, if the Eligible Asset Coverage cannot be restored, all of the shares of MMP, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned) accumulated thereon up to but not including such mandatory redemption date and unpaid.

                        (C)  In the event of a redemption in part
of the shares of MMP pursuant to this paragraph 12.4(a)(iii), such redemption shall not be effected on the Business Day immediately preceding a Dividend Payment Date.

              (b) If the Trust shall determine or be required to redeem shares of MMP pursuant to paragraph 12.4(a) above, it shall mail a notice of redemption (a "Notice of Redemption") with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the Share Books of the Trust on the record date established by the Trustee. Such Notice of Redemption shall be so mailed no less than 30 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of MMP to be redeemed; (iii) the CUSIP number of such shares; (iv) the redemption price; (v) the place or places where the certificates for such shares (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and
(vii) the provision or provisions of paragraph 12.4(a) above under which such redemption is made. If fewer than all shares of MMP held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.


              (c)  Notwithstanding the other provisions of this
Section 12.4, the Trust shall not redeem, purchase or otherwise acquire for consideration shares of MMP unless:


                   (i) all Additional Dividends due on or before the date of such redemption shall have been or are contemporaneously paid or a sum sufficient to pay such Additional
Dividends paid to the MMP Paying Agent;


                   (ii) all accumulated and unpaid dividends on all outstanding shares of MMP for all past Rate Periods shall have been or are contemporaneously paid or declared and a sum sufficient for the payment of such dividends set apart for payment; and
                   (iii) other than in the case of mandatory redemptions pursuant to paragraph 12.4(a)(iii) only, the 1940 Act Asset Coverage and the Eligible Asset Coverage would be met on the date of such redemption, purchase or other acquisition after giving effect thereto and, on or prior to such date, the Trust provides to the Common Shares Paying Agent a Certificate of 1940 Act Asset Coverage and to the MMP Paying Agent a Certificate of Eligible Asset Coverage, each together with a confirming Accountants' Certificate, showing compliance with this clause
(iii) of this paragraph 12.4(c);


provided that the Trust may, without regard to the limitation contained in clause (ii) of this paragraph 12.4(c), but subject to the requirements of the 1940 Act, redeem, purchase or otherwise acquire shares of MMP (A) as a whole, pursuant to a mandatory redemption, or (B) pursuant to a purchase or exchange offer made on an equal basis for all of the outstanding shares of MMP pursuant to the 1940 Act. In the event that shares of MMP are acquired pursuant to an exchange offer, the securities exchanged for the MMP must have a rating from Moody's equivalent to the then-current rating of the MMP. In the event that fewer than all of the outstanding shares of MMP are to be redeemed pursuant to either an optional redemption or a mandatory redemption, the shares to be redeemed shall otherwise be selected by lot, or such other method as the Trustees shall deem fair and equitable. An officer's certificate shall be filed with the records of the Trust maintained at its principal office evidencing that (ii) has been satisfied.

              (d) On or after the redemption date, each Holder of shares of MMP that were called for redemption shall surrender the certificate evidencing such shares to the Trust at the place designated in the Notice of Redemption and shall then be entitled to receive the cash redemption price, without interest, and the related Additional Dividend Right; provided that if and so long as all shares of MMP are held of record by the Securities Depository or its nominee, the Securities Depository or its nominee shall not be required to surrender the certificate representing such shares in connection with a partial redemption of shares of MMP. If less than all of the shares represented by a share certificate are to be redeemed and the share certificate has been surrendered, the Trust shall issue a new share certificate for the shares not redeemed.


              (e)  Not later than noon on the Business Day
immediately preceding the redemption date, in next-day funds in The City of New York, New York, the Trust shall irrevocably deposit with or cause to be deposited with the MMP Paying Agent sufficient funds to pay the cash redemption price of the shares of MMP to be redeemed and shall give the MMP Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the cash redemption price for such shares upon surrender of the certificate therefor. The Trust may direct the MMP Paying Agent to invest any such available funds in Short-Term Money Market Instruments, provided that the proceeds of any such investment shall be available in The City of New York, New York, at the opening of business on such redemption date. All such funds (to the extent necessary to pay the full amount of the redemption price) shall be held in trust for the benefit of the Holders.


              (f) If the Trust shall have (i) given or caused to be given a Notice of Redemption as aforesaid, (ii)(A) irrevocably deposited with the MMP Paying Agent a sum sufficient to pay the cash redemption price for the shares of MMP as to which such Notice of Redemption was given or (B) made payment of such a sum to the MMP Paying Agent on the date fixed for redemption, and
(iii) given the MMP Paying Agent irrevocable instructions and authority to pay the cash redemption price to the Holders of such shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Trust shall have defaulted in making payment of the redemption price), all rights of the Holders of such shares by reason of their ownership of such shares, except their right to receive the redemption price thereof (but without interest) and any amount distributed pursuant to the Additional Dividend Right distributed upon redemption or otherwise to the Holders, shall terminate, and such shares shall no longer be deemed outstanding for any purpose, including, without limitation, calculation of the Eligible Asset Coverage and the right of the Holders of such shares to vote on any matter or to participate in any subsequent Auction. The Trust shall be entitled to receive, from time to time, from the MMP Paying Agent the income, if any, derived from the investment of moneys and/or other assets deposited with it (to the extent that such income is not required to pay the cash redemption price of the shares to be redeemed), and the Holders of shares to be redeemed shall have no claim to any such income. In case the Holder of any shares called for redemption shall not claim the redemption price for his shares within one year after the redemption date, the MMP Paying Agent shall, upon demand, pay over to the Trust such amounts remaining on deposit, together with any interest earned on such amounts, and the MMP Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such shares, and such Holder shall thereafter look only to the Trust for payment of the redemption price of such shares.


              (g) Except as set forth in this Section 12.4 with respect to redemptions and subject to the provisions of paragraphs 12.3(e) and 12.4(c) above, and the 1940 Act, nothing contained herein shall limit any legal right of the Trust to purchase or otherwise acquire any shares of MMP outside of an Auction at any price, whether higher or lower than the redemption price, in privately negotiated transactions or in the over-the-counter market or otherwise.


              (h) Solely for the purpose of determining the number of shares of MMP to be stated in a Notice of Redemption as subject to a mandatory or optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption. To the extent that any redemption of which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of MMP shall be deemed to exist at any time after the date specified for redemption in the Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit, in trust, funds with the MMP Paying Agent with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed shares of MMP for which Notice of Redemption has been given, dividends may be declared and paid on shares of MMP and shall include those shares of MMP for which a Notice of Redemption has been given, subject to paragraph 12.4(f) above. The redemption price stated in the Notice of Redemption for shares of MMP with respect to which Notice of Redemption has been given shall be deemed (i) reduced to the extent that any dividends declared and paid on such shares pursuant to the preceding sentence represent dividends accumulated thereon up to the date of redemption specified in such Notice of Redemption but unpaid, and (ii) increased by the amount of all dividends (whether or not earned) accumulated thereon to but not including the date of redemption and unpaid.


              (i) In the event that the Trust shall have given a Notice of Redemption with respect to any of the shares of MMP and the sale of any Eligible Asset with a Discount Factor of greater than 1.00 shall be necessary to provide sufficient moneys to redeem all such shares on the redemption date, the Trust shall sell or otherwise liquidate such Eligible Asset so as to ensure that sufficient moneys are available to redeem all such shares on the redemption date.


              (j)  In effecting any redemption pursuant to this
Section 12.4, the Trust shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and Massachusetts law.


              (k)  In the case of any redemption pursuant to this
Section 12.4, only whole shares of MMP shall be redeemed.


         12.5 Designation of Special Rate Periods.


              (a) The Trust, at its option, may designate any succeeding Subsequent Rate Period as a Special Rate Period;
provided that such designation shall be effective only if:


                   (i)  notice thereof shall have been given in
accordance with paragraphs 12.5(b) and (c)(i) below.


                   (ii) any failure to pay moneys required to be paid to the MMP Paying Agent pursuant to paragraphs 12.3(b)(iii) or 12.4(e) above shall have been cured in accordance with the provisions of paragraph 12.3(c)(ii) above;


                   (iii)     Sufficient Clearing Bids (as defined
in paragraph 12.10(a)(xxvi) below) shall have existed in the Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period;


                   (iv) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 12.4(b) above with respect to any shares of MMP, the redemption price with respect to any such shares of MMP shall have been paid to the Holders of such shares or set apart for payment; and

                   (v)  the length of such proposed Special Rate
Period shall exceed the Minimum Rate Period.


              (b)  If the Trust proposes to designate any
succeeding Subsequent Rate Period as a Special Rate Period pursuant to paragraph 12.5(a) above, not less than 20 nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), the Trust shall deliver to the Auction Agent and mail by first-class mail, postage prepaid, to the Holders a notice. Each such notice shall state (A) that the Trust may designate a succeeding Subsequent Rate Period as a Special Rate Period, specifying the first day thereof and (B) that the Trust will by 11:00 A.M. on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (1) its determination, subject to certain conditions, to designate a Special Rate
Period, in which case the Trust shall specify the Special Rate Period designated, or (2) its determination not to designate a Special Rate Period.


              (c)  Not later than 11:00 A.M. on the second
Business Day next preceding the first day of any proposed Special
Rate Period as to which notice has been given as set forth in paragraph 12.5(b) above (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall deliver to the Auction Agent either:


                   (i)  a notice stating (A) that the Trust has
determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids (as defined in paragraph 12.10(a)(xxvi) below) shall not exist, unless all shares of MMP are subject to Hold Orders (as defined in paragraph 12.10(a)(x) below) or (2) the Trust shall have failed to pay moneys required to be paid to the MMP Paying Agent pursuant to paragraphs 12.3(b)(iii) or 12.4(e) above prior to the first day of such Special Rate Period with respect to shares of MMP, (D) the scheduled Dividend Payment Dates during such Special Rate Period and (E) the Specific Redemption Provisions, if any, applicable to such Special Rate Period; such notice to be accompanied by a Certificate of Eligible Asset Coverage showing that, as of the third Business Day next preceding such proposed Special Rate Period, Eligible Assets were at least equal to Eligible Asset Coverage as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period); or


                   (ii) a notice stating that the Trust has determined not to designate a Special Rate Period and that the next succeeding Rate Period shall be a Minimum Rate Period.


If the Trust fails to deliver either such notice (and, in the case of the notice described in clause (i) above, a Certificate of Eligible Asset Coverage) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in clause (ii) of the preceding sentence.

         12.6 Liquidation Rights.


              (a) Upon the liquidation, dissolution, or winding up of the affairs of the Trust, whether voluntary or involuntary, Holders (and former Holders in respect only of Additional Dividend Rights as described in clause (ii) below) shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution on the Common Shares or on any other class of shares of beneficial interest ranking junior to the MMP upon dissolution, liquidation or winding up, a liquidation distribution in the amount of $100,000 per share plus an amount equal to (i) accumulated and unpaid dividends on each such share (whether or not earned) to the date of such distribution and (ii) Additional Dividends that are unpaid, if any, in respect of Additional Dividend Rights declared prior to the liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the first sentence of this paragraph 12.6(a), Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Trust.


              (b) None of (i) the sale, lease, or exchange (for cash, stock, securities, or other consideration) of all or substantially all of the property and assets of the Trust, (ii) the merger or consolidation of the Trust into or with any other entity, and (iii) the merger or consolidation of any other entity into or with the Trust shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this paragraph 12.6.


              (c) If the assets of the Trust available for distribution to the Holders (and, only to the extent described in paragraph 12.6(a) above, former Holders), upon the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders (and, only to the extent described in paragraph 12.6(a) above, former Holders) are entitled pursuant to paragraph 12.6(a) above, no such distribution shall be made on account of any shares of MMP or any shares of beneficial interest ranking on a parity with the shares of MMP with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless amounts shall be distributed among the Holders (and, only to the extent described in paragraph 12.6(a) above, former Holders), ratably in proportion to the full amount of the distribution to which each Holder (and, only to the extent described in paragraph 12.6(a) above, each former Holder), and the holders of all such parity shares would have been entitled upon such dissolution, liquidation or winding up.


         12.7 Voting Rights.


              (a) General. Except as otherwise provided by law and as specified by this Section 12.7, the Holders shall have equal voting rights with the holders of Common Shares and shall be entitled to one vote for each share on each matter submitted to a vote of the shareholders of the Trust. For purposes of determining any right of the Holders to vote on any matter, whether such right is created by the Declaration of Trust, these Bylaws, by statute, or otherwise, no Holder shall be entitled to vote and no share of MMP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the MMP Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 12.4(b) above.


              (b)  Class Voting.  The holders of the Common
Shares and the Holders shall vote together a single class except as hereinafter provided or to the extent otherwise required by the 1940 Act or the laws of The Commonwealth of Massachusetts, as in effect from time to time.



                   (i)  So long as any of the shares of MMP are
outstanding, without the affirmative vote of (x) the Holders of at least a majority of the number of shares of MMP then outstanding and (y) the holders of at least a majority of the number of the Common Shares then outstanding, each voting as a separate class, the Trust shall not approve any action requiring a vote of security holders as provided in Section 13(a) of the 1940 Act including, among others, changes in the Trust's sub-classification as a closed-end investment company, changes in the Trust's investment objective, and changes in any fundamental investment policy of the Trust.


                   (ii) So long as any of the shares of MMP are outstanding, the Trust shall not take any action requiring the approval of shareholders of the Trust and adversely affecting either the MMP or the Common Shares in a manner different from the other class without the affirmative vote of the Holders of at least a majority of the shares of MMP outstanding, voting separately as a class, or the holders of at least a majority of the number of Common Shares then outstanding, voting separately as a class, as the case may be.


                   (iii) (A) So long as any of the shares of MMP are outstanding, without the affirmative vote of the Holders of a least a majority of the shares of MMP then outstanding, voting separately as a class, the Trust shall not amend, alter, or repeal any of the preferences, voting powers, or special or relative rights or privileges of the Holders of the MMP so as to affect materially and adversely such preferences, voting powers, or special or relative rights or privileges, or issue any additional series of preferred shares of beneficial interest.


                    (B) The Trustees, without the vote or consent of the Holders, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, voting powers, or special or relative rights or privileges of shares of MMP or the Holders, provided the Trustees receive written confirmation from Moody's that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's to the shares of MMP:

              Accountants' Certificate
              Certificate of Eligible Asset Coverage
              Certificate of 1940 Act Asset Coverage
              Confirmation Date
              Coverage Value
              Discount Factor
              Eligible Asset Coverage Amount
              Eligible Asset Coverage is met
              Eligible Asset Cure Date
              Eligible Asset Evaluation Date
              Eligible Assets
              Independent Accountants
              Market Value
              MMP Paying Agent
              Net Coverage Value
              1940 Act Asset Coverage is met
              1940 Act Cure Date
              1940 Act Evaluation Date
              Other Securities
              Projected Dividend Amount
              Short-Term Money Market Instruments
              U.S. Treasury Securities

         (c)  Election of Trustees; Right to Elect Majority of
Trustees.


                   (i)  At any meeting of shareholders of the
Trust at which Trustees are to be elected, the Holders, voting separately as a single class, shall be entitled to elect two Trustees, and the holders of the Common Shares and the Holders voting together, shall be entitled to elect the remaining Trustees. If at any time, however, dividends on any outstanding shares of MMP shall be unpaid in an amount equal to two full years' dividends, then the number of Trustees shall automatically be increased by the smallest number such that, when added to the existing number of Trustees, the incumbent Trustees then elected solely by the Holders plus such additional Trustees shall constitute a majority of such increased number of Trustees; and at a special meeting of shareholders which shall be called and held as provided in paragraph 12.7(d) below, and at all subsequent meetings at which Trustees are to be elected, the Holders, by majority vote, voting separately as a single class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust) shall be entitled to elect such smallest number of additional Trustees of the Trust who, together with the incumbent Trustees then elected solely by the Holders, will constitute a majority of the total number of Trustees of the Trust as so increased. The Trust shall notify Moody's promptly following any such election of additional Trustees. Notwithstanding such election of additional Trustees, the terms of office of the persons who are Trustees at the time of that election shall continue. If the Trust thereafter shall pay, or declare and set apart for payment, in full all dividends payable and all Additional Dividends then due on all outstanding shares of MMP for all past Dividend Periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees elected by the Holders (but not the terms of the two incumbent Trustees elected by the Holders and the remaining incumbent Trustees elected by the holders of shares of the Common Shares and the Holders voting together) shall terminate automatically, subject to the revesting of the rights of the Holders as provided in the second sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of MMP. In the event that the Trust fails to pay any dividends on the MMP, the exclusive remedies of the Holders shall be (A) the right to vote for Trustees pursuant to this paragraph 12.7(c)(i) and (B) to receive a late charge pursuant to paragraph 12.3(c)(ii) above.


                   (ii) Any vacancy in the office of any Trustee elected solely by the Holders may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders, voting separately as a single class, at any meeting of shareholders for the election of Trustees held thereafter. A Trustee elected by the Holders, or by the holders of the Common Shares and the Holders voting together, may be removed with or without cause, but only by action taken by the Holders of at least a majority of the shares of MMP or by the holders of at least a majority of the Common Shares and MMP voting together, respectively, then entitled to vote in an election to fill the vacancy created by such removal.


              (d) Voting Procedures. As soon as practicable after the accrual of any right of the Holders to elect Trustees at a special meeting of shareholders as described in paragraph 12.7(c) above, the Trust shall call or cause to be called such special meeting by mailing or causing to be mailed a notice of such special meeting to the Holders entitled to vote at such special meeting, not less than 10 nor more than 45 days prior to the date fixed for the meeting. If the Trust does not call or cause to be called such special meeting, such special meeting may be called by any Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. The Holders of a majority of the shares of MMP then outstanding, present in person or by proxy, will constitute a quorum for the election of additional Trustees. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting for the election of additional Trustees without notice, other than an announcement at the meeting, until a quorum is present, and, subject to paragraph 12.7(b) above, to take any other action as shall properly come before such meeting. If the right to elect additional Trustees shall have terminated as provided in paragraph 12.7(c) above after the notice of special meeting provided for in this paragraph 12.7(d) has been given but before the special meeting shall have been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed to the Holders a notice of cancellation of such special meeting.


         12.8 Eligible Asset Coverage.


              (a) (i) The term "Eligible Assets" shall mean one or more of the following:


         (A) cash (including, for this purpose, receivables for securities sold, payable within five Business Days from a counterparty whose senior debt is rated at least "Baa3" by Moody's or a party approved by Moody's, and dividends and interest receivable on Eligible Assets issued by (1) a party whose senior debt securities are rated at least "A1" by Moody's, or a party approved by Moody's, and payable within 56 days, (2) a party whose senior debt securities are rated at least "A2" by Moody's, or a party approved by Moody's, and payable within 30 days and (3) a party whose senior debt securities are rated at least "Baa3" by Moody's, or a party approved by Moody's, and payable within five days);

         (B) Short-Term Money Market Instruments (provided that for purposes of this definition commercial paper must mature within 56 days);

         (C) commercial paper, bankers acceptances, demand deposits, time deposits and certificates of deposit which are not includable as Short-Term Money Market Instruments and which have a rating from Moody's of "P-2" or better or a rating from Standard & Poor's of "A-1" or better and maturing within 270 days, provided that such investments must meet the diversification requirements set forth below in clause (ii) and if such investments have a rating of "P-2" only, such investments shall be considered for purposes of clause (ii) below to have a rating of "Baa3";

         (D) cumulative preferred stocks without warrants attached, other than preferred stocks of issuers in a transportation industry, (1) which are rated at least "baa3" by Moody's or issued by issuers with outstanding senior securities rated at least "baa1" by Moody's (or, if unrated by Moody's, rated at least "A" by Standard & Poor's) and which have (or, in the case of issuers which are special purpose corporations, the parent companies of which have) outstanding securities listed on the New York or American Stock Exchange or the NASDAQ National Market,
(2) which are part of an issue having a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50 million, (3) that have paid, or the predecessors of which have paid, cash dividends consistently in U.S. dollars during the preceding three-year period (or, in the case of new issues without such a dividend history, which are issued by issuers with outstanding preferred stock that has paid cash dividends consistently during the preceding three-year period or which are rated at least "a1" by Moody's, or if not rated by Moody's, are rated at least "AA" by Standard & Poor's) and (4) in the case of auction rate preferred stocks, which are rated at least "aa" by Moody's, or if not rated by Moody's, rated "AAA" by Standard & Poor's or are otherwise approved in writing by Moody's and which have dividend periods of not more than 6 days greater than the Minimum Rate Period (or, in the case of a new issue of auction rate preferred stock, 64 days for the initial dividend period) and have never had a failed auction; provided that for this purpose, the aggregate Market Value of the Trust s holdings of (1) any issue of preferred stock which is not an auction rate preferred stock shall not be less than $300,000 nor more than $5,000,000 and (2) any issue of auction rate preferred stock shall not be more than $5,000,000;

         (E) common stocks (1) which are issued by companies whose senior debt securities are rated at least "Baa3" by Moody's or, if unrated by Moody s, rated at least "A" by Standard & Poor's,
(2) which are traded on the New York or American Stock Exchange or the NASDAQ National Market, (3) which are of an issue having a market capitalization greater than $500 million, (4) (A) which have paid cash dividends consistently during the preceding three-year period or (B) in the case of new issues without such a dividend history, which are issued by companies whose senior debt securities are rated at least "A3" by Moody's, and (5) which pay dividends in U.S. dollars; provided that the number of shares of common stock of any issuer held by the Trust and constituting an Eligible Asset shall not exceed the average weekly trading volume of such common stock during the preceding 26 weeks;

         (F) U.S. Treasury Securities which are not includable in clause (B) above;

         (G) corporate and utility bonds (1) which are not privately placed, are rated at least "Baa" by Moody's or, if unrated by Moody's, rated at least "A" by Standard & Poor's; (2) which have a minimum issue size of at least $100 million; (3) which are U.S. dollar-denominated and pay interest in U.S. dollars; (4) which are not convertible or exchangeable into equity of the issuer and have a maturity of not more than 30 years; and (5) for which the aggregate Market Value of the Trust's holdings do not exceed 10% of the aggregate Market Value of any individual issue calculated at the time of purchase; and

         (H) securities which the Trust has bought and agreed to sell in the future.


         (ii) The Trust will not include in Eligible Assets securities of the various types listed below to the extent such securities would, in the aggregate, exceed the percentages of the Trust's Eligible Assets specified below:
                                                    Maximum
                         Maximum        Maximum     Investment in
                         Investment     Investment  Issuers located
                           in a           in a           in a
Type of Eligible Asset Single Industry Single Industry Single State

Common stocks of issuers
  in a utilities industry    50%            4%            7%(1)


Other common stocks          20%            6%            N/A

Preferred stocks and bonds
  of issuers in a utilities
  industry

  rated "aaa"                100%           100%           100%
  rated "aa"                  60%            20%            20%
  rated "a"                   50%            10%            10%
  rated "baa"                 50%             4%            7%(1)

Other preferred stocks and
  bonds

  rated "aaa"                100%           100%           N/A
  rated "aa"                  60%            20%           N/A
  rated "a"                   40%            10%           N/A
  rated "baa"                 20%             6%           N/A

         For purposes of this subsection (ii), if a preferred stock held by the Trust is not rated by Moody's or Standard & Poor's, but its issuer has senior debt outstanding rated at least "Baa1" by Moody's or "A" by Standard & Poor's, then the maxima set out above for preferred stocks rated "Baa" shall apply. For purposes of this Article 12, (I) in determining whether an issuer is engaged in a particular industry, the Trust will comply with industry categories fixed from time to time by Moody's and (II) in determining whether an issuer is located in a particular state, the Trust will comply with such procedures as may be fixed from time totime by Moody's.

(1) 15% in the case of California and New York
 The Trust's Eligible Assets
invested in auction rate preferred stocks are limited to (1) 10% of the aggregate Market Value of all of the Trust's Eligible Assets and (2) auction rate preferred stocks approved by Moody's or underwritten in their initial public offering by a firm approved by Moody's.

         (iii)     Other securities may be included in the
Trust's Eligible Assets, as the case may be, if (A) the inclusion of such securities is deemed by the Trustees to be in the interests of the Trust, and (B) Moody's has advised the Trust in writing that the inclusion of such securities in such Eligible Assets would not adversely affect its then-current rating of the shares of MMP. Any such securities so qualifying for inclusion in any such Eligible Assets are referred to herein as "Other Securities." The Trust shall promptly notify Moody's of its desire to include Other Securities in the Trust's Eligible Assets.

         (iv) Whenever in these Bylaws there is specified a securities rating for purposes of determining whether an asset constitutes an Eligible Asset or whether the Trust otherwise complies with the requirements of Moody's for the continued rating of shares of MMP, any reference to a securities rating issued by Moody's shall be deemed to include a reference to the rating by Standard & Poor's one letter grade above the Standard & Poor's rating corresponding to such Moody's rating.

              (b)  The "Net Coverage Value" of the Eligible
Assets shall be the difference between (i)(A) the aggregate Coverage Value of the Eligible Assets plus (B) the lesser of (w) the aggregate market value of the assets underlying purchased futures contracts assumed to be owned by the Trust in connection with paragraph 12.9(b)(iii)(E) below divided by the applicable Discount Factors and (x) the aggregate settlement value of the assets underlying such futures contracts, plus (C) the lesser of
(y) the aggregate market value of the assets underlying written put options assumed to be owned by the Trust in connection with paragraph 12.9(b)(iii)(E) below divided by the applicable
Discount Factors and (z) the aggregate exercise price of the written put options, minus (D) the discounted value of securities sold with respect to which receivables are included as Eligible Assets pursuant to paragraph 12.8(a)(i)(A) above to the extent that the discounted value of such securities has been included in the calculation of the aggregate Coverage Value of Eligible Assets, minus (E) the amount the Trust had agreed to pay for securities it sold and agreed to buy back in the future, and (ii) the amount of all liabilities (including, without limitation, declared and unpaid dividends and Additional
Dividends, the redemption price payable with respect to the shares of MMP, if any, that are covered by a Notice of Redemption sent prior to, or being sent on, the date of such determination, and all liabilities of the Trust in respect of futures contracts and options as required by paragraph 12.9(b) below) that would appear on the date of determination on the face of the Trust's statement of assets and liabilities and the greater of all operating expenses expected to accrue during the following three-month period and $200,000.


              (c)  As of each 1940 Act Evaluation Date, the Trust
(A) shall calculate the asset coverage for the MMP on that date in accordance with the 1940 Act and (B) shall determine whether the 1940 Act Asset Coverage is met as of such date. The calculation of the asset coverage for the MMP on that date in accordance with the 1940 Act and whether the 1940 Act Asset Coverage is met shall be set forth in a certificate of the Trust (a "Certificate of 1940 Act Asset Coverage") dated as of such 1940 Act Evaluation Date. In addition, as of each Eligible Asset Evaluation Date, the Trust shall determine (A) the Coverage Value of each Eligible Asset owned by the Trust on that date, (B) the Net Coverage Value of all such Eligible Assets, (C) the Eligible Asset Coverage Amount on that date, and (D) whether the Eligible Asset Coverage is met as of such date. The calculations of the Coverage Value of each Eligible Asset, the Net Coverage Value of all such Eligible Assets, the Eligible Asset Coverage Amount, and whether such Eligible Asset Coverage is met shall be set forth in a certificate of the Trust (a "Certificate of Eligible Asset Coverage") dated as of such Eligible Asset Evaluation Date. The Trust shall cause the Certificate of 1940 Act Asset Coverage to be delivered to the Common Shares Paying Agent not later than the close of business on the third Business Day after the related
1940 Act Evaluation Date. The Trust shall cause the Certificate of Eligible Asset Coverage to be delivered to the MMP Paying
Agent not later than the close of business on the third Business Day after the related Eligible Asset Evaluation Date.


              (d) In the event that a Certificate of 1940 Act Asset Coverage or a Certificate of Eligible Asset Coverage is not delivered to the Common Shares Paying Agent or the MMP Paying Agent, as the case may be, when required, the 1940 Act Asset Coverage or the Eligible Asset Coverage, as the case may be, will be deemed not to have been met as of the applicable date.


              (e)  With respect to (i) the Certificate of 1940
Act Asset Coverage relating to any 1940 Act Cure Date and (ii) the Certificate of Eligible Asset Coverage relating to the Date of Original Issue, every succeeding thirteenth Eligible Asset Evaluation Date, and to any Eligible Asset Cure Date, the Trust shall obtain from the Independent Accountants a written communication confirming that (A) with respect to the 1940 Act Asset Coverage, (1) the calculations set forth in the related Certificate of 1940 Act Asset Coverage are mathematically accurate and (2) the Independent Accountants have traced the prices used by the Trust in valuing the Trust's portfolio investments to the prices provided to the Trust by the Trust's custodian bank or other source providing such prices to the Trust for such purposes and verified that such information agrees, and
(B) with respect to the Eligible Asset Coverage, (1) the calculations set forth in the related Certificate of Eligible Asset Coverage are mathematically accurate, (2) the method used by the Trust in determining whether the Eligible Asset Coverage is met is in accordance with the applicable requirements of these Bylaws, (3) the Independent Accountants have traced the prices used by the Trust in the determination of Market Values of the Eligible Assets to the prices provided to the Trust by the Trust's custodian bank or other source providing such prices to the Trust for purposes of such determination and verified that such information agrees, (4) the Independent Accountants have calculated the liabilities and related assumed assets arising in connection with paragraph 12.9(b) below, (5) the Trust's positions in futures and options at such Eligible Asset
Evaluation Date were in accordance with the provisions of paragraph 12.9(b) below, and (6) the assets listed as Eligible Assets in the related Certificate of Eligible Asset Coverage conform to the description of Eligible Assets set forth in paragraph 12.8(a) above (such a written communication being referred to herein as an "Accountants' Certificate"). The Trust shall cause each Accountants' Certificate relating to any 1940
Act Cure Date to be delivered, together with the related Certificate of 1940 Act Asset Coverage, to the Common Shares Paying Agent by the close of business on such 1940 Act Cure Date. The Trust shall cause each Accountants' Certificate relating to every thirteenth Eligible Asset Evaluation Date to be delivered to the MMP Paying Agent not later than the close of business on the seventh Business Day following the related Eligible Asset Evaluation Date (each such seventh Business Day being referred to herein as a "Confirmation Date") and shall cause each Accountants' Certificate relating to any Eligible Asset Cure Date to be delivered to the MMP Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date. In the event of any difference between the Trust's calculations as shown on a Certificate of 1940 Act Asset Coverage or a Certificate of Eligible Asset Coverage and the Independent Accountants' calculations as shown on an Accountants'
Certificate, such calculations of the Independent Accountants shall control. If the Minimum Rate Period is altered as provided in paragraph 12.3(b)(ii)(C) above or the Trust shall designate a Special Rate Period pursuant to paragraph 12.5(a) above, the Trust shall provide for an Accountants' Certificate relating to a Certificate of Eligible Asset Coverage to be furnished to the MMP Paying Agent at such additional times as may be necessary to provide for such confirmations to be furnished at least as frequently as provided prior to such alteration and as may be necessary to maintain then-current rating by Moody's of the shares of MMP.


              (f) If the 1940 Act Asset Coverage is not met as of any 1940 Act Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage delivered to the Common Shares Paying Agent by the close of business on such 1940 Act Evaluation Date, then the Trust shall (if necessary to enable it to meet the requirements of paragraph 12.8(g) below):


                   (i) by the close of business on the 1940 Act Cure Date relating to such 1940 Act Evaluation Date, if the Trust shall have funds legally available for the purchase of shares of MMP, purchase such shares outside of an Auction in order that the 1940 Act Asset Coverage is met as of such 1940 Act Cure Date; and/or

                   (ii) by the close of business on the
applicable 1940 Act Cure Date, notify the MMP Paying Agent of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, shares of MMP, all in accordance with the provisions of paragraph 12.4(a)(iii)(A) above.


              (g) If the 1940 Act Asset Coverage is not met as shown in a Certificate of 1940 Act Asset Coverage, then the Trust shall, by the close of business on the applicable 1940 Act Cure Date, deliver to the Common Stock Paying Agent a Certificate of 1940 Act Asset Coverage together with an Accountants' Certificate showing that the 1940 Act Asset Coverage is met (or, if subclause
(ii) of paragraph 12.8(f) above is applicable, would have been met) as of such 1940 Act Cure Date after giving effect to (A) any purchase of shares of MMP outside of an Auction pursuant to subclause (i) of such paragraph 12.8(f) and/or (B) any redemption of shares of MMP pursuant to the Notice of Redemption contemplated by subclause (ii) of such paragraph 12.8(f) (as if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date).


              (h) If (x) the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage delivered to the MMP Paying Agent by the close of business on the third Business Day after such Eligible Asset Evaluation Date or (y) the Trust is required to deliver to the MMP Paying Agent by the close of business on a Confirmation Date an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage with respect to such Eligible Asset Evaluation Date, and the Trust fails timely to deliver such Accountants' Certificate, then the Trust shall (if and to the extent necessary to enable it to meet the requirements of paragraph 12.8(i) below):


                   (i) by the close of business on the Eligible Asset Cure Date relating to such Eligible Asset Evaluation Date or Confirmation Date, as the case may be, purchase or otherwise acquire additional Eligible Assets or, if the Trust shall have funds legally available for the purchase of shares of MMP, purchase such shares outside of an Auction, or both, in order that Eligible Asset Coverage is met as of such Eligible Asset Cure Date; and/or


                   (ii) by the close of business on the second
Business Day after the applicable Eligible Asset Cure Date, notify the MMP Paying Agent and Moody's of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, shares of MMP, all in accordance with the provisions of paragraph 12.4(a)(iii)(B) above.


              (i) If the Eligible Asset Coverage is not met as shown in a Certificate of Eligible Asset Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Asset Coverage is not timely delivered, as each is contemplated by subclause (x) or subclause (y) of paragraph 12.8(h) above, as the case may be, then the Trust shall, by the close of business on the second Business Day following the applicable Eligible Asset Cure Date, deliver to the MMP Paying Agent a Certificate of Eligible Asset Coverage together with an Accountants' Certificate showing that such Eligible Asset Coverage is met (or, if subclause (ii) of such paragraph 12.8(h) is applicable, would have been met) as of such Eligible Asset Cure Date after giving effect to (A) any purchase or other acquisition of Eligible Assets or any purchase of shares of MMP outside of an Auction pursuant to subclause (i) of such paragraph 12.8(h) and/or (B) any redemption of shares of MMP pursuant to the Notice of Redemption contemplated by subclause (ii) of such paragraph 12.8(h) (as if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date).


              (j)  For purposes of determining whether the 1940
Act Asset Coverage is met and whether the Eligible Asset Coverage is met, no share of the MMP shall be deemed to be "outstanding" for purposes of any computation if, prior to or concurrently with such determination, (i) the requisite funds for the redemption of such share shall have been deposited in trust with the MMP Paying Agent for that purpose and the requisite Notice of Redemption shall have been given or (ii) such share shall have been redeemed, purchased, or otherwise acquired by the Trust. In the case of subclause (i), the funds deposited with the MMP Paying Agent (to the extent necessary to pay the full redemption price for such shares) shall not be included in determining whether the 1940 Act Asset Coverage, and the Eligible Asset Coverage are met.


              (k) A copy of each certificate delivered to the MMP Paying Agent or the Common Shares Paying Agent as required by this Section 12.8 shall be included in the records of the Trust and shall be made available for inspection by the Holders at the principal office of the Trust. In addition, a copy of each such Certificate of Eligible Asset Coverage shall be delivered to Moody's by the close of business on the third Business Day after
(i) the Date of Original Issue, (ii) any Eligible Asset Evaluation Date immediately preceding any approval by the Trustees of the redemption of any Common Shares and (iii) any Eligible Asset Evaluation Date on which the Net Coverage Value of the Trust's Eligible Assets is less than 25% greater than the Eligible Asset Coverage Amount. In the event the Eligible Asset Coverage is not met, or is not met and is subsequently cured, the Trust shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's not later than the third Business Day following such date of failure and/or the second Business Day following the Eligible Asset Cure Date.


         12.9 Certain Other Restrictions.


              (a)  For so long as any shares of MMP are
outstanding and Moody's is rating such shares, the Trust will not, unless it has received written confirmation from Moody's that any such action would not impair its then-current rating of shares of
MMP:

                   (i)  enter into options and futures
transactions except as set forth in paragraph 12.9(b) below;


                   (ii) make short sales of securities unless at all times when a short position is open, the Trust owns an equal or greater amount of such securities or owns preferred stock, debt or warrants convertible or exchangeable into an equal or greater number of the shares of common stocks sold short;


                   (iii)     overdraw any bank account (except as
may be necessary for the clearance of security transactions); or


                   (iv) borrow money or issue senior securities
(as defined in the 1940 Act) other than shares of MMP.


              (b)  (i)  For so long as the shares of MMP are
rated by Moody's, the Trust (A) may buy call or put option contracts on securities, (B) may write only covered call options on securities, (C) may write put options on securities, (D) may only sell futures contracts as a bona fide hedge of assets held by the Trust, (E) may only engage in futures transactions on an exchange where the exchange takes the opposite side of the transaction,
(F) may buy call or put options on futures contracts, (G) may write put options on futures contracts and may only write call options on futures contracts if such call options are covered by:
(1) purchased futures contracts underlying the options, (2) call positions owned on the futures contracts underlying the call options written, or (3) holdings of securities for which the written call options are a bona fide hedge, (H) may purchase futures contracts as a hedge, (I) to the extent an asset is used to cover a particular option, futures contract or option on a futures contract, will not be able to use such asset to cover any additional option, futures contract or option on a futures contract, and (J) will only engage in index-based futures or options transactions if Moody's advises the Trust in writing that such transaction will not adversely affect its then-current rating of the MMP.


              (ii) For so long as the shares of MMP are rated by Moody's, unless, in each case, Moody's advised the Trust in writing that such action or actions will not adversely affect its then-current rating of the MMP, in determining the Net Coverage Value of the Trust's Eligible Assets, the Trust shall include as a liability (A) 10% of the exercise price of a written call option on securities, (B) 100% of the exercise price of any written put option on securities, (C) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, (D) 100% of the settlement value of the assets underlying futures contracts purchased and (E) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Trust writes put options on futures contracts.

              (iii) For so long as the shares of MMP are rated by Moody's, unless, in each case, Moody's advises the Trust in writing that such action or actions will not adversely affect its then-current rating of the MMP, the Trust (A) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury bonds, (B) will not engage in options and futures transactions for leveraging or speculative purposes, (C) will not enter into an options or futures transaction unless after giving effect to such transaction the Eligible Asset Coverage is met, (D) shall not include in Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (E) will assume for purposes of determining the Coverage Value, when the Trust has purchased futures contracts or has written put options, ownership by the Trust of the underlying asset, which will be the security resulting in the lowest Coverage Value when delivery may be made to the Trust with any of a class of securities, (F) will engage only in exchange-traded futures contracts and written options thereon on exchanges approved by Moody's in writing, which, as of the Date of Original Issue, consist of the Chicago Board of Trade and the Financial Exchange, (G) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Eligible Assets of the Trust rated the equivalent of "baa3" or better by Moody's and not otherwise hedged by a written call and (H) will only take positions in futures which are deliverable in the nearby and next following contract months and will close out such futures positions by the fifth business day of the delivery month.

              (c) For so long as the shares of MMP are rated by Moody's, unless, in each case, Moody's advises the Trust in writing that such action or actions will not adversely affect its then-current rating of the MMP:


                   (i) the composition of the Trust's portfolio will not be altered if the effect of any such alteration would be to cause the Trust, immediately after giving effect to the transaction, to have an Eligible Asset Coverage Amount equal to or in excess of the Net Coverage Value of Eligible Assets as of the previous Eligible Asset Evaluation Date;


                   (ii) if the Eligible Asset Coverage Amount exceeds the Net Coverage Value of Eligible Assets, the Trust will invest the proceeds of the sale or other disposition of an Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Eligible Asset Coverage Amount over the Net
Coverage Value; and


                   (iii)     at such time as the Net Coverage
Value of Eligible Assets is less than 25% greater than the Eligible Asset Coverage Amount, the composition of the Trust's portfolio will not be altered if, in the Trust's reasonable judgment, the effect of such alteration would be to cause the Eligible Asset Coverage not to be met.


              (d) By resolution of the Trustees and without amending the Bylaws or otherwise submitting such resolution for shareholder approval, the restrictions and procedures set forth in this Section 12.9 may be adjusted, modified, altered or changed and any such adjustment, modification, alteration or change will not be deemed to affect the preferences, voting powers, or special or relative rights or privileges of shares of MMP or the Holders thereof if Moody's has advised the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating of the MMP and that any such action will be in accordance with guidelines established by Moody's.


         12.10     Auction Procedures.


              (a) Certain Definitions. Capitalized terms not defined in this paragraph 12.10 shall have the respective meanings specified in paragraphs 12.1 through 12.9 above. As used in this paragraph 12.10, the following terms shall have the following meanings, unless the context otherwise requires.


                   (i) "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a Trustee be an Affiliate solely because such director or executive officer is also a Trustee.


                   (ii) "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.


                   (iii)     "Available shares of MMP" shall have
the meaning specified in paragraph 12.10(d)(i) below.


                   (iv) "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer
(or, if applicable, the Auction Agent), as a Holder of MMP and who has delivered to such Broker-Dealer an executed Purchaser's
Letter.


                   (v)  "Bid" and "Bids" shall have the
respective meanings specified in paragraph 12.10(b)(i) below.


                   (vi) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 12.10(b)(i) below.


                   (vii)     "Broker-Dealer" means any
broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this
Section 12.10 that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust, and has entered into a Broker-Dealer Agreement that remains effective.


                   (viii)    "Broker-Dealer Agreement" means an
agreement among the Trust, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Section 12.10.


                   (ix) "Existing Holder" means a Broker-Dealer
(or any such other person as may be permitted by the Trust) that has delivered and executed Purchaser's Letter to the Auction Agent and that is listed on the records of the Auction Agent as a holder of shares of MMP.


                   (x)  "Hold Order" and "Orders" have the
respective meanings specified in paragraph 12.10(b)(i) below.


                   (xi) "Maximum Rate," for shares of MMP on any Auction Date, means:


              (A) in the case of any Auction Date which does not immediately precede the first day of any proposed Special Rate Period designated by the trust pursuant to Section 12.5 above, the product of (1) the "AA" Composite Commercial Paper Rate on such Auction Date for the next Rate Period and (2) the Rate Multiple on such Auction Date, unless there is or has been a Special Rate Period and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period after such Special Rate Period, in which case the higher of:

                   (1) the dividend rate on such shares for the then-ending Rate Period, and

                   (2) the product of (x) the higher of (I) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period, and (II) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Rate Period if such Special Rate Period consists or consisted of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Special Rate Period if such Special Rate Period consists or consisted of four or more Dividend Periods, and (y) the Rate Multiple on such Auction Date; or

              (B) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to
Section 12.5 above, the product of (1) the highest of (x) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period if such Rate Period consists of four or more Dividends Periods, (y) the "AA" Composite Commercial Paper Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period consists of four or more Dividend Periods and (z) the "AA" Composite Commercial Paper Rate on such Auction Date for Minimum Rate Periods and (2) the Rate Multiple on such Auction Date.

                   (xii)  "Order" and "Orders" shall have the
respective meanings specified in paragraph 12.10(b)(i).

                   (xiii) "Outstanding" means, as of any Auction Date with respect to shares of MMP, the number of such shares theretofore issued by the Trust except, without duplication, (A) any shares of MMP theretofore canceled or delivered to the Auction Agent for cancellation or purchased or redeemed by the Trust or as to which a notice of redemption shall have been given by the Trust and funds shall have been deposited to pay the cash redemption price as provided herein, (B) any shares of MMP as to which the Trust or any Affiliate thereof shall be an Existing Holder and (C) any shares of MMP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

                   (xiv)  "Person" means and includes an
individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                   (xv)  "Potential Beneficial Owner" means a
customer of a Broker-Dealer that is not a Beneficial Owner of shares of MMP but that has delivered an executed Purchaser's Letter and wishes to purchase shares of MMP, or that is a Beneficial
Owner that wishes to purchase additional shares of MMP.

                   (xvi)  "Potential Holder" means a
Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of MMP and that has delivered an executed Purchaser s Letter or that is an Existing Holder of shares of MMP and wishes to become the Existing Holder of additional shares of MMP.

                   (xvii)  "Purchaser's Letter" means a
purchaser's letter addressed to the Corporation, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell the shares of MMP as set forth in this Section 12.10.

                   (xviii)   "Rate Multiple," for shares of MMP
on any Auction Date, means the percentage, determined as set forth below, based on the prevailing rating of such shares in effect at the close of business on the Business Day next preceding such Auction Date:

Prevailing Rating                                     Percentage



"aa3" or higher. . . . . . . . . . . . . . . . . . . . . . 150%

"a3" . . . . . . . . . . . . . . . . . . . . . . . . . . . 175%

"baa3" . . . . . . . . . . . . . . . . . . . . . . . . . . 200%

Below "baa3" . . . . . . . . . . . . . . . . . . . . . . . 225%


provided that if the Trust (x) shall have failed to pay the amounts required to the MMP Paying Agent pursuant to paragraphs 12.3(b)(iii) or 12.4(e) above within three Business Days next succeeding the date on which such amounts were to be paid, or (y) shall not have paid any amounts the Trust had previously failed to pay as required pursuant to paragraphs 12.3(b)(iii) or 12.4(e) above, together with any applicable late charge, to the MMP Paying Agent in next-day funds in The City of New York, New York, at least four Business Days prior to such Auction Date, the prevailing rating of shares of MMP on such Auction Date shall be deemed to be "Below 'baa3'"; and provided, further, that if the Trust has notified the Auction Agent that it expects that any portion of the dividend to be paid on the shares of MMP will be ineligible for the Dividends Received Deduction in such Rate Period, prior to the Auction establishing the Applicable Rate for such shares, the applicable percentage in the foregoing table shall be (A) multiplied by one minus the product of (1) one minus the Dividends Received Deduction rate and (2) the maximum marginal regular Federal income tax rate generally applicable to corporations (at the time of the adoption of this Article 12, generally 35%) and (B) divided by the quantity one minus the maximum marginal regular Federal income tax rate generally applicable to corporations.


         For purposes of this definition, the "prevailing rating" of shares of MMP shall be (A) "aa3" or higher if such shares have a rating of "aa3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, (B) if not "aa3" or higher, then "a3" if such shares have a rating of "a3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, (C) if not "aa3" or higher or "a3," then "baa3" if such shares have a rating of "baa3" or better by Moody's or the equivalent of such rating by Moody's or a substitute rating agency selected as provided below, and (D) if not "aa3" or higher, "a3" or "baa3," then "Below 'baa3'." The Trust shall take all reasonable action necessary to enable Moody's to provide a rating for shares of MMP. If Moody's shall not make such a rating available, the Trust shall select one or more nationally recognized statistical rating organizations (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the shares of MMP and the Trust shall take all reasonable action to enable such rating agency to provide a rating for the shares of MMP.

                   (xix)  "Securities Depository" means The
Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with the shares of MMP.

                   (xx) "Sell Order" and "Sell Orders" have the respective meanings specified in paragraph 12.10(b)(i).

                   (xxi)  "Submission Deadline" means 1:00 P.M.
on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                   (xxii)  "Submitted Bid" and "Submitted Bids"
have the respective meanings specified in paragraph 12.10(d)(i).

                   (xxiii)  "Submitted Hold Order" and "Submitted
Hold Orders" have the respective meanings specified in paragraph
12.10(d)(i).

                   (xxiv)  "Submitted Order" and "Submitted
Orders" have the respective meanings specified in paragraph
12.10(d)(i).

                   (xxv)  "Submitted Sell Order" and "Submitted
Sell Orders" have the respective meanings specified in paragraph
12.10(d)(i).

                   (xxvi)  "Sufficient Clearing Bids" has the
meaning specified in paragraph 12.10(d)(i).

                   (xxvii) "Winning Bid Rate" has the meaning specified in paragraph 12.10(d)(i).

              (b)  Orders by Beneficial Owners and Potential
Beneficial Owners.  (i)  Prior to the Submission Deadline on each
Auction Date:


                        (A)  each Beneficial Owner of shares of
MMP subject to an Auction on such Auction Date may submit to its Broker-Dealer by telephone or otherwise information as to:


                        (1)  the number of Outstanding shares, if
any, of MMP held by such Beneficial Owner which such Beneficial
Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Rate Period;


                        (2)  the number of Outstanding shares, if
any, of MMP which such Beneficial Owner offers to sell if the Applicable Rate for the next succeeding Rate Period shall be less than the rate per annum specified by such Beneficial Owner; and/or


                        (3)  the number of Outstanding shares, if
any, of MMP held by such Beneficial Owner which such Beneficial
Owner offers to sell without regard to the Applicable Rate for the next succeeding Rate Period; and


                        (B)  one or more Broker-Dealers, using
lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Outstanding shares, if any, of shares of MMP which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for such shares for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.


                        For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (A)(1), (A)(2), (A)(3) or B of this subparagraph (i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(1) of this subparagraph (i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this subparagraph (i) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this subparagraph (i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                   (ii) (A)  A Bid by a Beneficial Owner or an
Existing Holder of shares of MMP subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                        (1)  the number of Outstanding shares of
MMP specified in such Bid if the Applicable Rate for such shares of MMP determined on such Auction Date shall be less than the rate specified therein;


                        (2)  such number or a lesser number of
Outstanding shares of MMP to be determined as set forth in clause
(D) of paragraph 12.10(e)(i) if the Applicable Rate for such shares of MMP determined on such Auction Date shall be equal to the rate specified therein; or


                        (3)   the number of Outstanding shares of
MMP specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of MMP, or such number or a lesser number of Outstanding shares of MMP to be determined as set forth in clause (C) of paragraph 12.10(e)(ii) if the rate specified therein shall be higher than the Maximum Rate for shares of MMP and Sufficient Clearing Bids do not exist.


                        (B)  A Sell Order by a Beneficial Owner
or an Existing Holder of shares of MMP subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                        (1)  the number of Outstanding shares of
MMP specified in such Sell Order; or

                        (2)  such number or a lesser number of
Outstanding shares of MMP as set forth in clause (C) of paragraph
12.10(e)(ii) if Sufficient Clearing Bids do not exist.

                        (C)  A Bid by a Potential Beneficial
Owner or a Potential Holder of shares of MMP subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                        (1)  the number of Outstanding shares of
MMP specified in such Bid if the Applicable Rate for shares of MMP determined on such Auction Date shall be higher than the rate specified therein; or

                        (2)  such number or a lesser number of
Outstanding shares of MMP as set forth in clause (E) of paragraph
12.10(e)(i) if the Applicable Rate for shares of MMP determined on such Auction Date shall be equal to the rate specified therein.

                        (3)  No Order for any number of shares of
MMP other than whole shares shall be valid.

              (c)  Submission of Orders by Broker-Dealers to
                  Auction Agent.


                   (i)  Each Broker-Dealer shall submit in
writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of MMP subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares of MMP subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares of MMP subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for shares of MMP:


                        (A)  the name of the Bidder placing such
Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);


                        (B)  the aggregate number of shares of
MMP that are the subject of such Order;


                        (C)  to the extent that such Bidder is an
Existing Holder of shares of MMP;


                        (1)  the number of shares, if any, of
shares of MMP subject to any Hold Order of such Existing Holder;


                        (2)  the number of shares, if any, of
shares of MMP subject to any Bid of such Existing Holder and the rate specified in such Bid; and


                        (3)  the number of shares, if any, of
shares of MMP subject to any Sell Order of such Existing Holder;
and
                        (D)  to the extent such Bidder is a
Potential Holder of shares of MMP, the rate and number of shares of MMP specified in such Potential Holder's Bid.


                   (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.


                   (iii)     If an Order or Orders covering all
of the Outstanding shares of MMP held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided that if an Order or Orders covering all of the Outstanding shares of MMP held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Rate Period consisting of more than the Minimum Rate Period, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent.


                   (iv) If one or more Orders of an Existing
Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of MMP subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:


                        (A)  all Hold Orders for shares of MMP
shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of MMP held by such Existing Holder, and if the number of shares of MMP subject to such Hold Orders exceeds the number of Outstanding shares of MMP held by such Existing Holder, the number of shares of MMP subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of MMP held by such Existing Holder;


                        (B)  (1) any Bid for shares of MMP shall
be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the number of shares of MMP subject to any Hold Orders referred to in clause (A) above;


                        (2)  subject to subclause (1), if more
than one Bid of an Existing Holder is submitted to the Auction Agent with the same rate and the number of Outstanding shares of MMP subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of MMP subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of MMP equal to such excess;

                        (3)  subject to subclauses (1) and (2),
if more than one Bid of an Existing Holder for shares of MMP is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                        (4)  in any such event, the number, if
any, of such Outstanding shares of MMP subject to any portion of Bids considered not valid in whole or in part under this clause (B) shall be treated as the subject of a Bid for shares of MMP by or on behalf of a Potential Holder at the rate therein specified;
and

                        (C)  all Sell Orders for shares of MMP
shall be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the sum of shares of MMP subject to valid Hold Orders referred to in clause (A) above and valid Bids referred to in clause (B) above.


                   (v)  If more than one Bid for one or more
shares of MMP is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares of MMP therein specified.


                   (vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission
Deadline on any Auction Date, shall be irrevocable.


              (d)  Determination of Sufficient Clearing Bids,
                   Winning Bid Rate and Applicable Rate.


                   (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:


                        (A)  the excess of the number of
Outstanding shares of MMP over the number of Outstanding shares of MMP subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available shares of MMP");


                        (B)  from the Submitted Orders whether:


                        (1)  the number of Outstanding shares of
MMP subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:


                        (x)  the number of Outstanding shares of
MMP subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

                        (y)  the number of Outstanding shares of
MMP subject to Submitted Sell Orders.

(in the event such excess or such equality exists (other than because the number of shares of MMP in subclauses (x) and (y) above is each zero because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                        (C)  if Sufficient Clearing Bids exist,
the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:


                        (1)  (x) each such Submitted Bid of
Existing Holders specifying such lowest rate and (y) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of MMP that are subject to such Submitted Bids;
and
                        (2)  (x)  each such Submitted Bid of
Potential Holders specifying such lowest rate and (y) all other such Submitted Bids of Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the shares of MMP that are the subject of such Submitted Bids;


would result in such Existing Holders described in subclause (1) above continuing to hold an aggregate number of Outstanding shares of MMP which, when added to the number of Outstanding shares of MMP to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available shares of MMP.

                   (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 12.10(d)(i), the Auction Agent shall advise the Trust of the Maximum Rate for the shares of MMP for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for the next succeeding Rate Period thereof as follows:


                        (A)  if Sufficient Clearing Bids exist,
that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate so determined;


                        (B)  if Sufficient Clearing Bids do not
exist (other than because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for such shares; or

                        (C)  if all of the Outstanding shares of
MMP are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to (1) the product of (x) either (I) the "AA" Composite Commercial Paper Rate on the Auction Date for such Rate Period, if such Rate
Period consists of less than four Dividend Periods, or (II) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods, and (y) one minus the maximum marginal regular Federal income tax rate generally applicable to corporations, divided by (2) one minus the product of (x) one minus the Dividends Received Deduction rate and (y) the maximum marginal regular Federal income tax rate generally applicable to corporations.





          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of MMP that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 12.10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:


               (i) If Sufficient Clearing Bids for shares of MMP have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 12.10(e)(iv) and (v), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:


                    (A)  Existing Holders' Submitted Bids for
shares of MMP specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of MMP subject to such Submitted Bids;


                    (B)  Existing Holders' Submitted Bids for
shares of MMP specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of MMP subject to such Submitted Bids;


                    (C)  Potential Holders' Submitted Bids for
shares of MMP specifying any rate that is lower than the Winning
Bid Rate shall be accepted;


                    (D) each Existing Holder's Submitted Bid for shares of MMP specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of MMP subject to such Submitted Bid, unless the number of Outstanding shares of MMP subject to all such Submitted Bids shall be greater than the number of MMP ("remaining shares") in the excess of the Available shares of MMP over the number of shares of MMP subject to Submitted Bids described in clauses (B) and (C) of this paragraph 12.10(e)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of MMP subject to such Submitted Bid, but only in an amount equal to the number of shares of MMP obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and


                    (E)  each Potential Holder's Submitted Bid
for shares of MMP specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of MMP obtained by multiplying the number of shares of MMP in the excess of the Available MMP over the number of shares of MMP subject to Submitted Bids described in clauses
(B) through (D) of this paragraph 12.10(e)(i), by a fraction, the numerator of which shall be the number of Outstanding shares of MMP subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for such shares; and


               (ii) If Sufficient Clearing Bids for shares of MMP have not been made (other than because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), subject to the provisions of paragraph 12.10(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:


                    (A)  Existing Holders' Submitted Bids for
shares of MMP specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of MMP subject to such Submitted Bids;


                    (B)  Potential Holders' Submitted Bids for
shares of MMP specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring the Potential Holder to purchase shares of MMP that are the subject of such Submitted Bids; and


                    (C) Each Existing Holder's Submitted Bid for shares of shares of MMP specifying any rate that is higher than the Maximum Rate for such shares and the Submitted Sell Orders for shares of MMP of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of MMP subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of MMP obtained by multiplying the number of shares of MMP subject to Submitted Bids described in clause (B) of this paragraph 12.10(e)(ii)) by a fraction, the numerator of which shall be the number of Outstanding shares MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to all such Submitted Bids and Submitted Sell Orders.


               (iii)     If all of the Outstanding shares of MMP
are subject to Submitted Hold Orders, all Submitted Bids for such shares shall be rejected.


               (iv) If, as a result of the procedures
described in clause (D) or (E) of paragraph 12.10(e)(i) or clause
(C) of paragraph 12.10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of MMP on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares of MMP so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of MMP.


               (v) If, as a result of the procedures described in clause (E) of paragraph 12.10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of MMP on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of MMP for purchase among Potential Holders so that only whole shares of MMP are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of MMP on such Auction Date.


               (vi) Based on the results of each Auction for shares of MMP, the Auction Agent shall determine the aggregate number of shares of MMP to be purchased and the aggregate number of shares of MMP to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder or Existing Holder, to the extent that such aggregate number of shares of MMP to be purchased and such aggregate number of shares of MMP to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of MMP.


          (f) Notification of Allocations. Whenever the Trust expects to allocate any net capital gains or other income ineligible for the Dividends Received Deduction to any dividend on shares of MMP, the Trust may, but shall not be required to, notify the Auction Agent of the amount estimated to be so allocated at least five Business Days preceding the Auction Date on which the Applicable Rate for such dividend is to established. Whenever the Auction Agent receives such notice from the Trust, it shall be required in turn to notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, shall be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of MMP believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.


          (g)  Miscellaneous.


               (i) The Trustees may interpret the provisions of this Article 12 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of beneficial owners or Existing Holders, and if such inconsistency, ambiguity, or formal defect reflects an inaccurate provision hereof, the Trustees may, in appropriate circumstances, amend this Article 12 as may be appropriate.


               (ii) Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of MMP only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the auction procedures described in this paragraph 12.10 or to a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions, the Broker-Dealer for such Beneficial Owner or Existing Holder shall advise the Auction Agent of such transfer if such transfer results in a change in the Existing Holder with respect to such shares of MMP.


               (iii) Except as otherwise required by law, Beneficial Owners shall not be entitled to receive any certificate representing shares of MMP and their ownership of shares of MMP shall be maintained in book entry form by the Securities Depository or its nominee for the accounts of their respective Agent Members. All of the Outstanding shares of MMP shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository.
Such certificate shall bear a legend substantially to the effect that transfer of the shares of MMP represented by such certificate is subject to the restrictions specified in this paragraph 12.10(g) and in the Purchaser's Letter. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any shares of MMP may be registered in the stock books in the name of the beneficial owners thereof and such beneficial owners thereupon shall be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.


               (iv) Neither the Trust nor any affiliate of the Trust (as defined under the 1940 Act) shall submit any Order in any Auction. Neither the Trust nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder, or Agent Member to deliver, or to pay for, any shares of MMP sold or purchased in an Auction or otherwise.


          (h) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 12.10 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


                                ARTICLE 13


                        Amendments to the Bylaws

     13.1 General. Except as otherwise expressly stated herein, these Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority. The Trust will notify Moody's of any amendment or repeal of these Bylaws materially affecting the shares of MMP.